EXHIBIT 10.93

                                 Las Vegas Lease

                              SHOPPING CENTER LEASE

     In consideration of the rents and covenants hereinafter set forth, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises upon the terms and conditions of this Shopping Center Lease ("Lease") entered into and dated May 15, 1998 ("Execution Date").

                                    ARTICLE 1
                          FUNDAMENTAL LEASE PROVISIONS

1.1      Landlord:         FASHION OUTLET OF LAS VEGAS ASSOCIATES,
                           a Nevada general partnership

1.2      Tenant:           TOYS INTERNATIONAL,
                           a California corporation

1.3      Tenant's Trade Name:            TOY CO.                   (Section 9.1)

1.4      Premises:

                         That  certain  retail  space  currently  identified  as
                    "Space No. 1-(Sectionn2.1) Shopping Center known as "Fashion Outlet of Las Vegas," located in the unincorporated area known as "Primm," in the County of Clark, State of Nevada, containing approximately 6,567 square feet of Floor Area with a frontage of approximately 52.42 feet. The Premises are shown in that approximate location crosshatched on Exhibit A.

1.5      Lease Term:         Approximately ten (10) years.         (Section 3.1)

1.6      Target Delivery Date:

                         Seventy-Five   (75)   days   prior   to   the   initial
                    open of Shopping Center.(Sectionh2.3)

1.7      Expiration Date:

                         The last day of the One Hundred  Twentieth (120th) full
                    calendar(Sectiono3.1)ing the Rent Commencement Date (if the Rent Commencement Date falls on the first (1st) day of a calendar month, then the calendar month in which the Rent Commencement Date occurs shall be deemed to be the first full calendar month for the determination of the Expiration
                    Date).

1.8      Rent Commencement Date:

                         The  earlier  to  occur  of  (a)  that  date  which  is
                    t(Section 4.1)ccur of (i) the initial opening of the Shopping Center or (ii) that date which is Sixty (60) days after the date Tenant receives a fully-executed original copy of this lease from Landlord, provided Landlord receives the Tenant executed Lease on or before May 13, 1998., or (b) the date Tenant first opens for business in the Premises.

1.9 Minimum Annual Rent: Sixteen and 50/100 Dollars ($16.50) per annum p(Sectione4.2)t of Floor Area of the Premises, beginning with the Rent Commencement Date and continuing for the first two (2) full years of the Lease Term plus any partial calendar month at the beginning of the Lease Term; then, Nineteen and No/100 Dollars ($19.00) per annum per square foot of Floor Area of the Premises for the next four (4) full years; then, Twenty-One and 50/100 Dollars ($21.50) per annum per square foot of Floor Area of the Premises for the remainder of the Lease Term.

1.10     Percentage Rent:

                         Five  percent  (5%) of  Gross  Sales in  excess  of the
                    Breakpoint (Section 4.3)




1.11     Marketing Assessment:

                         Two  and   No/100   Dollars   ($2.00)   per  annum  per
                    square Floor Area of the Premises.(Section 8.2)

1.12     Addresses for Notices:                                     (Article 23)


         To Landlord:      FASHION OUTLET OF LAS VEGAS ASSOCIATES
                           c/o TrizecHahn Centers
                           4350 La Jolla Village Drive, Suite 400
                           San Diego, CA  92122-1233
                           Attn:      Legal Department

                           and to:    Landlord's manager at the Shopping Center.

         and to Ground Lessor for compliance with Section 11.3(d) only:

                           PRIMM 650 LIMITED PARTNERSHIP
                           c/o Hale, Lane, Peek, Dennison, Howard, Anderson and
                               Pearl
                           100 West Liberty Street, Tenth Floor
                           Post Office Box 3237
                           Reno, Nevada 89505
                           Attn:      R.  Craig Howard

            To Tenant:     TOYS INTERNATIONAL
                           550 Rancheros Drive
                           San Marcos, CA 92069
                           Attn:      President

1.13 Permitted Use: The operation of a Manufacturer's Outlet for the retail sale of b(Sectiona9.1) toys and, at Tenant's option (but only to the extent incidental to the primary operation of a toy store), better quality collectibles, hobbies, arts and crafts, children's books, dolls, model kits (provided that the display of such model kits shall not exceed twenty-five percent (25%) of the retail sales Floor Area of the Premises), child-oriented games, child-oriented video and audio cassettes, child-oriented compact and laser discs, and other technological innovations thereof, child-oriented computer software, sporting goods, wheel goods, stuffed animals, other juvenile and child-related goods, and such other items as are typically displayed in better quality toy stores. Tenant shall use the Premises for no other use or purpose. The Permitted Use is expressly subject to Section 9.5.

1.14     Security Deposit:

                         Twenty-Seven  Thousand  Eighty-Eight and 86/100 Dollars
                    ($27,(Article 26)

1.15     Exhibit C Rent:              Intentionally Omitted.       (Section 4.9)

1.16     Initial Assessment:

                         Two and No/100 Dollars ($2.00) per square foot of Floor
                    Are(Section 8.4)ises.


     The provisions of this Article 1 summarize certain terms of this Lease which are more fully described in the balance of this Lease. In the event of a conflict between the provisions of Article 1 and the balance of this Lease, the latter shall control. Capitalized terms used in this Lease shall have the meanings set forth or cross-referenced in Exhibit B or otherwise defined in the body of this Lease.


                                    ARTICLE 2
                                    PREMISES

     2.1 Condition. Landlord shall deliver to Tenant and Tenant shall accept from Landlord, possession of the Premises upon Substantial Completion. Landlord's certification of Substantial Completion shall be conclusive and binding upon Landlord and Tenant, provided, however, that Tenant may within thirty (30) days after Substantial Completion deliver to Landlord a list of any claimed defects in Landlord's Work, and Landlord shall thereafter proceed to cure any such defects. Further, Landlord shall warrant the Premises against latent defects for a period of one (1) year following Substantial Completion. Within thirty (30) days following Substantial Completion, Tenant, at its sole cost and expense, or Landlord, at its sole cost and expense, may cause the Floor Area of the Premises to be measured by a licensed architect. In the event such calculation reflects a deviation of more than one percent (1%) from the Floor Area set forth in Section 1.4, and the other party approves the calculation, this Lease shall be amended to reflect the recalculated Floor Area and to proportionately adjust Minimum Annual Rent.

     2.2 Title of Premises. Tenant acknowledges that Tenant's leasehold interest in the Premises is subject to (a) covenants, conditions, restrictions, easements, Mortgages, and other matters of record, (b) the REA and the Ground Lease, (c) the effect of all Legal Requirements, including any local zoning laws; and (d) general and special taxes not delinquent. Landlord warrants that none of the matters contained in the REA, the Ground Lease and/or the Mortgage shall adversely affect the Permitted Use.

     2.3 Delay in Delivery; Project Abandonment. If Landlord cannot deliver possession of the Premises to Tenant on the Target Delivery Date for any reason, Landlord shall not be subject to any liability therefor. Such failure of delivery shall not affect the validity of this Lease or the obligations of Tenant hereunder (except as expressly provided for in this Lease), or extend the Expiration Date. If Landlord is unable to deliver possession of the Premises to Tenant within forty-eight (48) months after the Target Delivery Date for any reason (including without limitation abandonment of the construction of the Shopping Center) then Landlord, in its sole and absolute discretion, shall have the option at any time thereafter to notify Tenant of Landlord's intent to terminate this Lease in which event this Lease shall terminate and both Landlord and Tenant shall be released from any liability or obligation under this Lease.

     2.4 Relocation or Termination. If in connection with Landlord's expansion, reduction, removal, renovation or construction of new or existing improvements after the initial opening of the Shopping Center (but excluding reconfiguration required solely to accommodate other Shopping Center tenants) Landlord reasonably determines that it is necessary that Tenant vacate the Premises or that the Premises be altered, Landlord may require that Tenant surrender possession of the Premises, provided Landlord, in its sole and absolute discretion, either (a) amends this Lease to lease Tenant other comparable premises within the Shopping Center on the same terms and conditions as those contained in this Lease for the balance of the remaining Lease Term, or (b) terminates this Lease and pays Tenant an amount equal to the then unamortized net cost to Tenant of its Improvements, calculated using a straight-line amortization schedule and an amortization period equal to the Lease Term. The relocation of the Premises in accordance with (a) herein or the payment of the consideration in accordance with (b) herein shall be Tenant's sole remedy in the event Tenant is required to surrender possession of the Premises as provided in this Section. It is expressly agreed and understood that Landlord shall first offer to lease Tenant other comparable premises within the Shopping Center if available, in Landlord's sole, yet reasonable discretion. The foregoing provisions of this Section 2.4 shall be subject to the following:

     (a) Comparable premises shall be deemed to mean premises which are substantially the same in size (not less than 4,500 square feet or more than 7,500 square feet in size and having a mall frontage of 32 feet or more) and similar in location with respect to vertical transportation within the Shopping Center; provided, however, in no event shall Landlord be obligated to offer to Tenant any location which Landlord is prevented from leasing to Tenant pursuant to covenants of Landlord respecting radius, location, use, or exclusivity contained in any other lease, financing agreement (including the Mortgage), or other agreement affecting the Shopping Center. If more than one (1) comparable premises is available in the Shopping Center as determined by Landlord's sole, yet reasonable judgement, Landlord shall offer Tenant the comparable premises that is closest to the Premises. Landlord shall pay the cost and expense of finishing the new premises to the extent of the quality and condition of the decor (including all Improvements but excluding Personal Property) which existed in the Premises immediately prior to relocation;

     (b) Landlord shall give Tenant at least ninety (90) days notice of Landlord's intention to relocate the Tenant;

     (c) Landlord  shall not have the right to relocate the Tenant more than one
(1) time during the Lease Term and in no event shall relocation occur from August 1st through October 31st;

     (d) The physical relocation of Tenant's Personal Property from the Premises to the new premises shall be accomplished by Landlord at Landlord's cost and expense;

     (e) Landlord shall exercise due diligence in the relocation of the Tenant and Minimum Annual Rental and Additional Rent shall abate during any period that the business conducted upon the Premises must be closed as a result of such relocation, which closure shall not exceed seven (7) days;

     (f) If the new premises differ in size from the Premises as it existed before the relocation, Minimum Annual Rental shall be adjusted to a sum computed by multiplying the Minimum Annual Rental by a fraction, the numerator of which shall be the total number of square feet in the new premises and the denominator of which shall be the total number of square feet in the Premises before relocation. In addition, all Additional Rent which is calculated based on Floor Area shall be calculated on the basis of the Floor Area of the new premises;

     (g) The parties shall immediately execute an amendment to this Lease documenting the relocation of the Tenant and the reduction or increase in Minimum Annual Rental;

     (h) All incidental costs incurred by Tenant as a result of the relocation including without limitation, costs incurred in change of address on stationery, business cards, directories, advertising, and other such items, shall be paid by Landlord, in a sum not to exceed Seven Hundred Fifty Dollars ($750);

         (i) If Tenant (in its sole and absolute discretion) and Landlord are unable to agree upon comparable premises for the purposes of relocation pursuant to this Section 2.4 within thirty (30) days of Landlord's notice to Tenant of its intent to relocate Tenant, then this Lease shall terminate and Landlord shall compensate Tenant for its reasonable damages. For purposes of this Section 2.4, reasonable damages shall be defined as the unamortized net cost to Tenant of its Improvements with a straight-line amortization period equal to the Lease Term.

     2.5 Reserved Easement. Landlord shall have the right during the Lease Term to install, relocate, maintain, and operate conduits, facilities, and structures comprising the Air Conditioning System and permitting the conveyance of Utilities in and through the space above the ceiling (or ceiling line if there is no ceiling) in the Premises. If Landlord desires to relocate any such conduits, facilities or structures, Tenant shall have the right to approve such relocation, which approval shall not be unreasonably withheld so long as such items remain above the ceiling or ceiling line. Landlord further reserves the right to use up to one percent (1%) of the Floor Area of the Premises as Landlord may designate at any time to accommodate items serving other tenants or resulting from the remodeling or expansion of the Shopping Center, including without limitation columns, shafts, ducts, and pipes, provided such portion is located adjacent to a wall other than the storefront and such items are either not visible from the Premises sales area or are reasonably concealed in a manner which does not materially detract from the appearance of Tenant's store.

     2.6 Right to Enter. Landlord and/or its authorized representatives shall have the right to enter the Premises at all reasonable times for the purpose of showing the Premises to prospective purchasers or lenders. Tenant additionally shall permit Landlord, or its authorized representatives, to enter the Premises at all times during usual business hours upon reasonable notice (except in the case of an emergency, in which case Landlord may enter as reasonably necessary) to inspect the Premises, to perform its duties under the Lease, and to perform any work therein (a) that may be necessary to comply with Legal Requirements,
(b) that Landlord may deem necessary to prevent waste or deterioration of the Premises or Shopping Center, and (c) that Landlord may deem necessary in connection with the expansion, reduction, remodeling or renovation of any portion of the Shopping Center. Landlord agrees that it shall use reasonable efforts to perform any work it is required or permitted to perform under this
Section 2.6 in such manner and at such times as to not unreasonably or materially disturb Tenant's business operations, except in the case of an emergency. In the event work is performed by Landlord in accordance with this
Section 2.6, except to the extent such work was caused by Tenant's failure to perform its obligations under this Lease, and said work renders the Premises untenantable for a period of at least three (3) consecutive days, thereafter Minimum Annual Rent and Additional Rent (except Percentage Rent) shall be abated proportionately with the degree in which Tenant's use of the Premises is impaired and such abatement shall continue during the period in which Tenant is unable to operate its business in the Premises as a result of such work.


                                    ARTICLE 3
                                   LEASE TERM

     3.1 Duration. This Lease shall become fully effective and binding as of the Effective Date. The "Lease Term" means that period commencing on the Commencement Date and continuing through the Expiration Date, unless sooner terminated as provided in this Lease or by law.

     3.2 Surrender of the Premises. At the Expiration Date or earlier termination of this Lease, Tenant shall remove all Personal Property from the Premises and surrender possession of the Premises to Landlord in broom clean condition and good state of repair, except ordinary wear and tear, damage or destruction covered by Article 18, and any repair Landlord is obligated to perform pursuant to this Lease.

     3.3 Failure to Surrender Possession and Liquidated Damages. Landlord and Tenant acknowledge and agree that any failure of Tenant to surrender possession of the Premises on the Expiration Date or earlier termination of this Lease shall result in substantial damages to Landlord, and that those damages are and will be impossible or impracticable to measure. Accordingly, if Tenant does not surrender possession of the Premises to Landlord as set forth herein, Tenant shall be deemed a hold over tenant at sufferance. During the period of any such hold over tenancy, Tenant shall pay to Landlord, as liquidated damages, for each day that Tenant holds over in the Premises, an amount equal to two (2) times the portion of the Minimum Annual Rent payable during the last month of the Lease Term, plus an amount equal to the Additional Rent (including Percentage Rent) which was payable by Tenant in the last full calendar year prior to the Expiration Date or earlier termination of this Lease, prorated on the basis of a 365-day year; provided, however, that Tenant's obligation to pay such liquidated damages shall not commence until the tenth (10th) day following Landlord's notice to Tenant stating Landlord's intent to enforce the provisions of this
Section 3.3 and until the commencement of such liquidated damages, Tenant shall pay the Minimum Annual Rent and Additional Rent as payable by Tenant in the last full calendar year prior to the Expiration Date or earlier termination of this Lease. No provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or earlier termination of this Lease without Landlord's prior written consent. Except as otherwise specifically stated in this Lease, all of the terms and conditions of this Lease shall remain in effect following any extension, renewal or hold over of the original Lease Term.


                                    ARTICLE 4
                                      RENT

     4.1 Rent Commencement Date. Tenant's obligation to pay Minimum Annual Rent and Additional Rent shall commence upon the Rent Commencement Date. Notwithstanding anything to the contrary contained herein, (i) in the event the completion by Landlord of any punch list items pursuant to Section 2.1 materially interferes with Tenant's ability to perform Tenant's Work, the 60-day period described in Section 1.8 shall be extended by one day for each full day in which Tenant is so delayed and/or (ii) in the event that on the date of delivery of the Premises to Tenant, the condition of the Premises is not in substantial conformity with the Tenant Package provided by Landlord for Tenant's use in the preparation of its plans and as a result the plans for Tenant's Work must be revised, the 60-day period described in Section 1.8 shall be extended to allow a commercially reasonable period of time (with Tenant acting diligently and in good faith) for Tenant to prepare revised plans, obtain Landlord's approval, and obtain a new building permit, if required.

     4.2 Minimum  Annual Rent.  Tenant  shall pay Minimum  Annual Rent in twelve
(12) equal monthly installments during the Lease Term, in advance, on the first day of each calendar month, without setoff, deduction, prior notice or demand.

     Notwithstanding anything to the contrary contained herein, if the initial opening of the Shopping Center has not occurred on or before September 1, 1998, it is agreed that after Tenant initially opens for business within the Premises and provided Tenant continuously remains open for business then the Minimum Annual Rent and Percentage Rent set forth in Article 1 shall be abated through December 31, 1998. During the time Minimum Annual Rent and Percentage Rent is abated, Tenant shall pay to Landlord the amount equal to five percent (5%) of Tenant's Gross Sales monthly in arrears on or before the twentieth (20th) day of each month, and further provided that during the period the Minimum Annual Rent and Percentage Rent is abated, Tenant shall pay all other charges called for in the manner provided for in this Lease. The provisions of this Section 4.2 shall in no event change or modify the Rent Commencement Date. However, in the event Tenant fails to open for business within the time limits set forth in Article 1, Tenant shall pay, in addition to the amounts required in Section 11.1, the Minimum Annual Rent and Percentage Rent set forth in Article 1 for every day Tenant is not open regardless of the provisions of this paragraph.

     Notwithstanding anything to the contrary contained herein, it is agreed that commencing on the thirtieth (30th) day following the date Tenant has opened for business and so long as Tenant continuously remains open for business, the Minimum Annual Rent set forth in Article 1 shall be abated until such time (the foregoing period is referred to as the "Initial Abatement Period") as there are initially open for business tenants occupying at least seventy percent (70%) of the total Floor Area available for Mall Tenants in the Shopping Center. Until such time as the aforementioned contingencies have been met, Tenant shall pay to Landlord the lesser of (i) the monthly Minimum Annual Rent otherwise payable or
(ii) the amount equal to five percent (5%) of Tenant's Gross Sales monthly in arrears on or before the twentieth (20th) day of each month, and further provided that during said prior period Tenant shall pay all other charges called for in the manner provided for in this Lease except Minimum Annual Rent. The foregoing abatement shall in no event change or modify the Rent Commencement Date.

     Then, after the conditions for the Initial Abatement Period have been satisfied and so long as Tenant continuously remains open for business, the Minimum Annual Rent set forth in Article 1 shall be abated during any period ("On-Going Abatement Period") in which less than seventy percent (70%) of the total Floor Area available for Mall Tenants in the Shopping Center is open for business in the Shopping Center. During any such On-Going Abatement Period, Tenant shall pay to Landlord the lesser of (i) the monthly Minimum Annual Rent otherwise payable or (ii) the amount equal to five percent (5%) of Tenant's Gross Sales monthly in arrears on or before the twentieth (20th) day of each month, and further provided that during the On-Going Abatement Period Tenant shall pay all other charges called for in the manner provided for in this Lease except Minimum Annual Rent. In the event any On-Going Abatement Period continues for a period of 365 consecutive days during which time Tenant's Gross Sales have decreased by at least thirty percent (30%) as compared to Tenant's Gross Sales for the immediately preceding 365 day period, then, Tenant shall have the right to terminate this Lease upon notice to Landlord which must be exercised, if at all, within thirty (30) days following the end of said 365 consecutive day period. Upon such termination, both Landlord and Tenant shall be released from any further liability under this Lease.

     In the event the Initial Abatement Period or the On-Going Abatement Period continue for more than 365 consecutive days, then Landlord shall have the right to terminate this Lease upon thirty (30) days written notice to Tenant, provided, Tenant shall have the right to nullify Landlord's termination notice by notifying Landlord of its intention to pay the Minimum Annual Rent in accordance with Article 1, and Article 4, Section 4.2 of this Lease (followed by actual compliance therewith). Upon such termination, both Landlord and Tenant shall be released from any further liability under this Lease.

4.3      Percentage Rent.

     (a) In General. Tenant shall pay Percentage Rent for each partial or full calendar year of the Lease Term calculated based on Gross Sales for such period. Said payments of Percentage Rent shall commence with the calendar month in which Tenant's Gross Sales first exceed the Breakpoint for such full or partial calendar year. Said payments shall equal that amount which is the product of the Percentage Rent figure (specified in Article 1) multiplied by the amount of Gross Sales in excess of the Breakpoint. Said payments shall be payable concurrently with Tenant's submittal of the monthly statements of Gross Sales in accordance with the provisions of Section 4.3(b). Anything to the contrary notwithstanding, in the event Minimum Annual Rent is abated in accordance with any provisions of this Lease (other than Section 4.2 and Section 9.6), the Breakpoint shall be adjusted accordingly.

     The total Percentage Rent due and payable for a calendar year shall be computed based on Tenant's annual statement of Gross Sales for that year and if Tenant paid an amount greater than the actual Percentage Rent payable, the amount of such overpayment shall be credited against Tenant's next required payment of Additional Rent or, at the end of this Lease Term, receive a refund thereof from Landlord, except to the extent Tenant is in monetary default under the terms of this Lease and no other amounts are owed to Landlord; if Tenant paid an amount less than the required Percentage Rent, then Tenant shall pay such difference to Landlord together with Tenant's annual statement of Gross Sales for said calendar year.

     Notwithstanding anything to the contrary contained in this Section 4.3, for the purpose of computing Percentage Rent due for a partial calendar year occurring at the beginning of the Lease Term, Gross Sales made during that partial year shall be added to the Gross Sales made during the first full calendar year after the Rent Commencement Date and said payments of Percentage Rent shall commence with the calendar month in which Tenant's Gross Sales first exceed the Breakpoint for this entire period

     (b) Reporting of Gross Sales. Tenant agrees to furnish to Landlord a statement of Gross Sales within twenty (20) days after the close of each calendar month, and an annual statement, including a monthly breakdown of Gross Sales, within forty-five (45) days after the close of each calendar year during the Lease Term and any partial calendar year at the beginning or end of the Lease Term; provided, however, that Tenant shall cause its store manager to orally transmit to Landlord monthly Gross Sales within ten (10) days after the close of each calendar month and annual Gross Sales within thirty (30) days after the close of each calendar year. It is agreed, however, that should Tenant fail twice during the Lease Term to submit its written report of monthly and/or annual Gross Sales within the time periods as provided for herein, then Tenant shall, for the remainder of the Lease Term, be required to submit its written monthly statements of Gross Sales within ten (10) days after the close of each calendar month and to submit its written annual statements of Gross Sales within thirty (30) days after the close of each calendar year. Such statements shall itemize all elements of Gross Sales and Gross Sales Adjustments, and shall be certified as true and correct by a Responsible Officer of Tenant. The receipt by Landlord of any statement or any payment of Percentage Rent for any period shall not bind Landlord as to the correctness of such statement or payment. Upon request, Tenant agrees to furnish to Landlord a copy of Tenant's state and local sales and use tax returns, if required in the state where the Shopping Center is located, but only to the extent such returns are limited to the business conducted upon the Premises. Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions using a cash register or computer system that cumulatively numbers and records all receipts. Tenant and its subtenants, licensees, and concessionaires, shall keep
(i) full and accurate books of account and records in accordance with generally accepted accounting principles consistently applied, including without limitation, a sales journal, general ledger, and all bank account statements showing deposits of Gross Sales revenue, (ii) all cash register detail tapes with regard to all transactions of Gross Sales, and (iii) detailed original records of all Gross Sales Adjustments. Such books, receipts, and records shall be kept by Tenant for a period of three (3) years after the close of each calendar year and during such 3-year period shall be available for inspection and audit by Landlord and its representatives at the Premises or Tenant's principal place of business at all times during regular business hours upon no less than twenty (20) days prior notice. It is agreed, however, that Landlord's right to inspect or audit shall be limited to once every calendar year, provided
(i) that in the event any audit reveals an understatement of annual Gross Sales of more than two percent (2%), said limit shall thereafter be inapplicable, and
(ii) that in the event any audit shall result in a dispute between Landlord and Tenant, and such dispute may be resolved by another audit, Landlord shall be entitled to a second audit. Any corrections or adjustments to Gross Sales previously reported by Tenant which will result in a refund to Tenant must be reported to Landlord within the three (3) year period following the end of the calendar year in which such Gross Sales were made. If it shall be determined as a result of an audit that there has been a deficiency in the payment of Percentage Rent, then such deficiency shall become immediately due and payable with interest at the Interest Rate from the date when said payment was due or if such audit determines that there has been an overpayment of Percentage Rent the amount of such overpayment shall be credited against Tenant's next required payments of Additional Rent. In addition, if Tenant understates annual Gross Sales by more than three percent (3%) and if Landlord is entitled to any additional Percentage Rent as a result, or if an audit shows that Tenant has failed to maintain the books of account and records as required or fails to appear for and/or cooperate with Landlord's audit representative and, as a result, Landlord is unable to verify the accuracy of Tenant's statement, then Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in conducting such audit and collecting any underpayment. Any information gained from such audits, statements or inspection shall be confidential and shall not be disclosed other than to carry out the purpose hereof; provided, however, Landlord shall be permitted to divulge the contents of any such statements in connection with any contemplated sales, transfers, assignments, encumbrances or financing arrangements of Landlord's interest in the Premises or in connection with any administrative or judicial proceedings in which Landlord is involved where Landlord may be required to divulge such information. It is expressly agreed and understood that in no event shall any provision of this Lease be deemed to prohibit or otherwise restrict Landlord from divulging information concerning Gross Sales to Ground Lessor as necessary in order to comply with the terms of the Ground Lease.

     (c) New Locations. If during the Lease Term, Tenant, or any director or officer of Tenant, or any parent, subsidiary or other affiliate of Tenant, directly or indirectly, operates or owns under Tenant's Trade Name or otherwise any similar type of Manufacturer's Outlet or other so-called "factory outlet" business (exclusive of any such business so operated or owned pursuant to a lease that was executed prior to June 1, 1996) within a radius of fifty (50) miles measured from the hotel/casino located on Las Vegas Boulevard in Las Vegas, Nevada, and known as "New York, New York," Landlord shall, and continuing while Tenant is operating said other business, include the Gross Sales of such other business in the Gross Sales made from the Premises for the purpose of computing the Percentage Rent due hereunder. Tenant will provide Landlord with a statement of Tenant's Gross Sales, in accordance with the provisions of Section 4.3(b) for each such business location operated by Tenant within said radius.

     (d) Mutual Right to Terminate Based on Gross Sales. Landlord or Tenant shall have a one (1) time right to terminate this Lease by written notice to the other party, which notice must be given, if at all, during the first ninety (90) days following the thirty-sixth (36th) full calendar month of the Lease Term. Such termination shall be effective on the ninetieth (90th) day after such notice is given. This right to terminate shall be null and void in the event Tenant's Gross Sales exceed One Million Six Hundred Fifty Thousand and No/100 Dollars ($1,650,000.00) during any one of the first three (3) years (year being defined as twelve [12] consecutive full calendar months) of the Lease Term and, further, Tenant's right to terminate shall be null and void in the event Tenant is in default of this Lease, beyond any applicable cure period, as of the date of the termination notice.

     4.4 Additional Rent. Tenant shall pay all Additional Rent without setoff, deduction, prior notice or demand in the amounts and in the manner set forth in this Lease.

         Tenant's payments of Additional Rent pursuant to Articles 5, 6, and 7 shall be payable in the following manner:

     (a) Estimate. Commencing with the Rent Commencement Date and continuing throughout the balance of the Lease Term, Tenant shall pay Landlord, on the first day of each calendar month, those amounts Landlord estimates to be Tenant's share of the aforementioned Additional Rent. Landlord may adjust such monthly estimates at the end of any calendar quarter on the basis of Landlord's experience and reasonably anticipated costs.

     (b) Reconciliation. Following the end of each calendar year or property tax installment period, as applicable, Landlord shall furnish Tenant separate statements for the Additional Rent payable by Tenant pursuant to Articles 5, 6, and 7. Such statements shall cover the billing period showing the total of the applicable Additional Rent expenses, Tenant's share of such expenses for such billing period, and the total prior amounts payable by Tenant with respect to such period in accordance with subsection (a) of this Section. Upon written request, Landlord will provide Tenant with the method of calculation of Tenant's share. If Tenant's share of the Additional Rent expenses exceeds the total of Tenant's payments with respect thereto, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such statement. If said payments exceed Tenant's share of the specified Additional Rent expenses, such excess shall be offset against the payments next due Landlord for the same Additional Rent expense with a refund of any excess remaining at the expiration or earlier termination of the Lease Term except to the extent Tenant is in monetary default under the Lease. If it shall be determined as a result of an audit that there has been an overpayment in the payment of Additional Rent due to Landlord's miscalculation of the year end reconciliation, then such overpayment shall be credited to Tenant's next payment of Additional Rent with a refund of any excess remaining at the expiration or earlier termination of the Lease Term except to the extent Tenant is in monetary default under this Lease.

     (c) Tenant's Right to Audit. Provided Tenant is not in default under any provision of this Lease after notice and expiration of the applicable cure period, if any, provided for in Article 16, within twelve (12) months after the receipt by Tenant of the annual statement with respect to any item of Additional Rent for a calendar year, or tax year, if applicable with respect to taxes, Tenant may, upon no less than thirty (30) days' prior written notice to Landlord, audit Landlord's books pertaining to such Additional Rent payable by Tenant pursuant to Articles 5, 6, and 7 for such calendar year or tax year, as the case may be. Tenant's audit shall be performed by a certified public accountant who is retained strictly on a non-contingency basis. The audit shall be conducted at the office designated by Landlord and shall be during usual business hours. Tenant's right to audit shall be restricted to one (1) per calendar year and shall be at the sole cost and expense of Tenant. In no event shall Tenant's right to audit relieve Tenant of its obligation to pay all amounts due as provided in this Lease. Tenant shall deliver a copy of the results of such audit to Landlord within fifteen (15) days of its receipt by Tenant. Any information gained from such audit shall be confidential and shall not be disclosed by Tenant, its agents and/or employees except to Tenant's attorneys, accountants, and consultants or in connection with any contemplated assignments or in connection with any administrative or judicial proceedings in which Tenant may be required to divulge such information.

     (d) Payment Directly to Third Party. Landlord, in its sole and absolute discretion, shall have the option to require that the Tenant pay the reasonable costs of certain services directly to the provider of such services. In such event, such costs shall not be payable to Landlord as provided in the applicable provision of this Lease unless Tenant fails to pay any such amount when due. If Tenant fails to pay any such amount when due and such failure continues for ten
(10) days after Tenant s receipt of notice thereof from Landlord, Landlord shall have the right, but not the obligation, to pay such amount on behalf of Tenant and Tenant shall, upon demand, pay such amount to Landlord plus Landlord's Administrative Fee.

     4.5 Proration of Rent for Partial Month. Rent payable by Tenant for any partial calendar month at the beginning or end of the Lease Term which is calculated on the basis of a full calendar year shall be computed on a daily basis to reflect the actual number of days in said partial month at an amount equal to one-three hundred sixty-fifth (1/365th) of such annual Rent for each day of said partial month.

     4.6 Landlord's Right to Offset. If any sums are payable by Landlord pursuant to any provision of this Lease, Landlord shall have the right to first offset from such sum any amounts that are currently payable by Tenant to Landlord pursuant to any provision contained in this Lease.

     4.7 Failure to Pay Rent When Due. If Tenant fails to pay any amount of Minimum Annual Rent or Additional Rent within five (5) days of when due, such unpaid amount shall bear interest at the Interest Rate from the date such sum was due. In addition, Tenant acknowledges that the late payment by Tenant of any installment of Minimum Annual Rent or Additional Rent within five (5) days of when due will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs are extremely difficult or impracticable to determine. Therefore, if any such installment is not received by Landlord from Tenant within five (5) days of when due, Tenant shall immediately pay to Landlord a late charge of Four Hundred Dollars ($400). Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss caused by Tenant's late payment.

     4.8 Address for Payments. Tenant shall pay all rent and other payments due Landlord at Landlord's management office in the Shopping Center, or at such place as Landlord may from time to time designate in writing.


     Tenant agrees to pay to Landlord (a) the amount of all taxes, similar assessments, and special assessments levied for any reason on, or attributable to, the Premises and/or the realty underlying the Premises (whether separately or as part of a larger parcel as provided in this Article) and reasonable costs associated with challenging such taxes and assessments and (b) the cost to Landlord of the insurance required to be maintained by Landlord on the Premises under Section 13.3. In no event shall Tenant be required to pay: (a) any portion of Landlord's general income, franchise, inheritance, estate or gift taxes, or
(b) any assessment levied for the purpose of financing Landlord's cost to develop or construct any portion of the Shopping Center.

         With respect to any assessment which may be levied against or upon the Premises and the Shopping Center, or which under the laws then in force may be evidenced by improvement bonds or other bonds, and which may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial calendar year of the Lease Term) shall be included within the computation of Tenant's pro rata share of taxes and assessments for any particular year.

         Upon Tenant's written request therefor, Landlord will provide Tenant with copies of applicable tax bills for the immediately preceding tax period or other information upon which Landlord has relied for its determinations hereunder.

         For the purpose of this Article, the term "larger parcel" is such portion of the Shopping Center containing the Premises and other realty and/or improvements for which taxes and assessments are levied, but excluding any portion whose taxes are included in the Common Area Expenses. In the event the Premises and the realty underlying the Premises are not separately assessed for computation of taxes and assessments or are separately assessed and billed as part of a larger parcel then, in either event, taxes and assessments on the Premises and the realty underlying the Premises shall be that proportion of the taxes and assessments on such larger parcel which the Floor Area of the Premises bears to the Floor Area of all the areas available for exclusive use and occupancy by tenants of such larger parcel, whether or not actually occupied and open for business, provided that an equitable adjustment shall be made for buildings which are partially completed on the date such taxes and assessments are levied.

         In the event the cost to Landlord of the insurance covering the Premises is not separately charged to Landlord, Tenant's share of insurance as set forth herein shall be the proportion of the total insurance expenses (excluding any insurance which is included in Common Area Expenses) which the Floor Area of the Premises bears to the Floor Area of all the areas available for exclusive use and occupancy by tenants of the Shopping Center, whether or not actually occupied and open for business, exclusive of Floor Area which is separately insured.

         Tenant shall pay before delinquency all taxes (including sales and use taxes), assessments, license fees, and public charges levied, assessed or imposed upon its business operation as well as upon its merchandise,
Improvements, and Personal Property. In the event such items of Tenant's property are assessed with property of Landlord, Landlord shall allocate such assessment, on the basis of assessed value or such other reasonable allocation, between Landlord and Tenant so that Tenant shall pay only its equitable portion.

     6.1 Utilities. The Utilities that Landlord shall make available to the Premises are as set forth in Landlord's Work. Landlord shall have no obligation whatsoever to make any other Utilities available for the benefit of Tenant.

     6.2 Utilities Charge. Tenant shall pay the Utilities Charge in accordance with Section 4.4.

     6.3 Calculation of Utilities Charge. The "Utilities Charge" shall be Tenant's payment of any and all Utilities furnished by Landlord to the Premises or otherwise for the benefit of Tenant, with the exception of the cost of any Utilities that are included in Common Area Expenses. Tenant shall install at its sole expense any separate meter required by Landlord or Tenant for any Utilities. If any Utilities are not separately metered to the Premises and are instead provided in common with others, then Landlord shall reasonably determine Tenant's share of the Utilities so provided (not to exceed the rates of the local utility company if such service had been provided directly to Tenant), and such determination shall be used in the calculation of the Utilities Charge; provided, however, that Tenant shall be permitted to install a submeter to monitor Tenant's usage. Tenant shall use the Utilities provided by Landlord to the Premises throughout the Lease Term, and shall not contract separately for the same without the prior written consent of Landlord which Landlord may grant or withhold in its sole and absolute discretion. It is expressly agreed and understood that water and waste water utilities shall be obtained through a private utility provider. If Landlord does not provide all of the Utilities, Tenant agrees, at its own expense, to pay to the appropriate utility company the cost of any such Utilities.

     6.4 Air Conditioning. Landlord shall provide the Air Conditioning System in accordance with Exhibit C, Description of Landlord's Work.

     6.5 Air Conditioning Charge. Since the Air Conditioning System is a centralized system serving the Premises on a nonexclusive basis, Tenant shall pay the Air Conditioning Charge as provided in Section 4.4. If at any time during the Lease Term, an Air Conditioning System which exclusively serves the Premises is installed, Tenant shall have no separate Air Conditioning Charge, but Tenant shall pay all costs of Utilities used to operate the Air Conditioning System as part of the Utilities Charge.

     6.6 Calculation of Air Conditioning Charge. The "Air Conditioning Charge" shall be Tenant's share of the total expense associated with the operation and maintenance of the Air Conditioning System (including Amortization of Capital Items) for any given calendar year and the Administrative Fee with respect to all such expenses. Initially, such share shall be equal to the proportion that Tenant's Engineered Value bears to the total of the Engineered Values of all tenants utilizing the Air Conditioning System during each calendar month of the calendar year and averaged for that calendar year. Within thirty (30) days after Tenant opens the Premises for business, Tenant shall submit to Landlord a certified air balance report stating the amount of CFM actually being used by Tenant in the Premises. If Tenant fails to submit such certified air balance report to Landlord within said thirty (30) day period, Landlord may obtain such a certified air balance report at Tenant's expense, which air balance report as completed by Landlord shall be binding and conclusive. If the Air Conditioning System supplies chilled water or other fluid refrigerant to the Premises, Landlord shall measure the GPM actually being used by Tenant in the Premises on the basis of the air balance report. Either party may, at any time, install meters to verify the amount of CFM/GPM used by Tenant. After receipt and verification of the air balance report and/or the metered CFM or GPM readings, Landlord shall use such actual CFM or GPM in the foregoing formula, in lieu of Tenant's Engineered Value.

     6.7 Tenant's Engineered Value. Tenant shall not at any time cause an increase in the Engineered Value without the prior written approval of Landlord. Upon Landlord's request, Tenant shall submit to Landlord the current calculations requested under Exhibit F.


     7.1 Tenant's License to Use. Landlord grants to Tenant and its employees, agents, customers, and invitees a non-exclusive license to use the Common Area during the Lease Term, subject to the rights of Landlord, the other tenants of Landlord, Ground Lessor, the parties to the REA, the other owners of the Shopping Center and such parties' employees, agents, customers, and invitees to use the same in common with Tenant.

     7.2 Operation and Maintenance of Common Area. Landlord shall keep the Common Area in a neat, clean, and orderly condition, and shall repair, maintain or replace all equipment and facilities thereof as Landlord shall deem necessary. Landlord may cause any or all of the services concerning the Common Area to be provided by an independent contractor(s) or by an affiliate(s) of Landlord. If Landlord does not maintain all of the Common Areas of the Shopping Center because one or more of the Major Tenants or the parties to the REA maintains a portion thereof, then, for so long as such condition exists, Landlord's responsibility hereunder shall extend to only those portions of the Common Area not maintained by Major Tenants or parties to the REA and the Common Area expenses described in this Article shall refer only to the portions maintained by Landlord.

     7.3 Common Area Expenses.

     (a) In General. "Common Area Expenses" shall mean all expenses in connection with the use, ownership (i.e., property taxes), operation, and maintenance of the Common Area, including without limitation, all general maintenance and repairs deemed necessary by Landlord or as may be required by Governmental Authority; work performed by Landlord in accordance with Section 12.2; resurfacing, restriping, and repair of all parking areas; painting; cleaning; trash removal; snow and ice removal; sweeping and janitorial services; seasonal decor; signs; fire protection systems; the cost of Utilities including, without limitation, costs or fees paid to a private utility provider; personnel to implement any of the foregoing services including, if Landlord deems necessary, the cost of security officers and security systems; all taxes, similar assessments, and special assessments levied for any reason on the Common Area and the realty underlying the Common Area and all reasonable costs associated with challenging such taxes and assessments; all personal property taxes levied for any reason on any personalty of the Common Area; the cost to Landlord of the insurance covering the Shopping Center; the Amortization of Capital Items; all on-site costs and personnel expenses of Landlord incurred in managing the Shopping Center; all maintenance, repair and/or operational expenses reimbursable by Landlord to Ground Lessor and/or the parties to the REA for areas that are utilized in common by Landlord and Ground Lessor and/or the parties to the REA; maintenance and/or repair of privately owned roads providing access to and located adjacent to the Shopping Center; all costs associated with shuttle or other transportation services designed to transport Shopping Center customers and/or employees to and from the Shopping Center; and the Administrative Fee with respect to all such expenses. Common Area Expenses shall be reduced (prior to the calculation of Tenant's share) by the contributions required to be made by the Major Tenants thereto, and shall not include any costs in connection with the original construction and installation of the Common Area. Further, Interior Mall Expenses shall be reduced (prior to the calculation of Tenant's share) by the Licensees Contribution. There shall be no duplication to Tenant of the costs for insurance and taxes as provided in
Article 5 and this Section.

         Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay its share of any costs which (i) have been reimbursed to Landlord from insurance proceeds or warranties or eminent domain award (and to the extent Tenant does pay for any such costs which are subsequently reimbursed to Landlord, Tenant shall be entitled to a refund), (ii) are incurred in connection with the expansion or renovation of the Shopping Center except to the extent such expenses are deferred maintenance expenses or otherwise appropriate operation and/or maintenance expenses; (iii) are associated with the removal and/or abatement of Hazardous Materials from portions of the Shopping Center other than the Premises; or (iv) are incurred by Landlord pursuant to Section 8.5 of this Lease. Further, Tenant shall not be required to pay both depreciation and the replacement cost for the same item.

         In no event shall Tenant's share of expenses in any calendar year in connection with any work associated with an Insured Casualty or an Uninsured Casualty exceed an amount equal to fifteen percent (15%) of Tenant's total share of Common Area Expenses for such year; provided, however, that commercially reasonable deductibles, co-insurance, and/or self-insurance funds shall not be subject to the foregoing limitation so long as the potential exposure to the Landlord as a result of such deductibles, co-insurance, and/or self insurance does not exceed an amount equal to 25% of the total replacement cost of the Shopping Center).

     (b) Calculation. Tenant shall pay its share of Common Area Expenses in the manner provided in Section 4.4. Tenant's share of Common Area Expenses shall be calculated as follows:

                  (i) Tenant's share of Common Area Expenses for the previous calendar year shall be the proportion of all such expenses, exclusive of Interior Mall Expenses and Food Court Expenses, that the Floor Area of the Premises bears to the total Floor Area of all premises in the Shopping Center that are leased and open as of the commencement of each calendar year or, at Landlord's sole and absolute discretion, each calendar quarter and averaged for that calendar year, exclusive of the Major Tenants' Floor Area and Licensees' Floor Area; (provided, however, that during the Lease Term, in no event will Tenant's share of such Common Area Expenses be calculated on the basis of less than eighty percent (80%) occupancy of the Floor Area of the Shopping Center, exclusive of the Major Tenants' Floor Area and Licensees' Floor Area);

                  (ii) If the storefront of the Premises is located on the Interior Mall, Tenant's share of Interior Mall Expenses for the previous calendar year shall be the proportion of all Interior Mall Expenses that the Floor Area of the Premises bears to the Floor Area of all premises having storefronts on the Interior Mall that are leased and open as of the commencement of each calendar year or, at Landlord's sole and absolute discretion, each calendar quarter and averaged for that calendar year, exclusive of the Major Tenants' Floor Area and Licensees' Floor Area (provided, however, that during the Lease Term, in no event will Tenant's share of such Interior Mall Expenses be calculated on the basis of less than eighty percent (80%) occupancy of the Floor Area of premises having store fronts on the Interior Mall, exclusive of the Major Tenants' Floor Area and Licensees' Floor Area); and

                  (iii) If the Premises is located within the Food Court of the Shopping Center and the use of the Premises involves the sale of food, Tenant's share of Food Court Expenses for the previous calendar year shall be the proportion of all Food Court Expenses that the Floor Area of the Premises bears to the Floor Area of all food use tenants within the Food Court that are leased and open as of the commencement of each calendar year or, at Landlord's sole and absolute discretion, each calendar quarter and averaged for that calendar year.

     7.4 Extended Hours Services. If Tenant desires to operate its business in the Premises beyond the normal Shopping Center hours of operation, Tenant shall request Landlord's permission to do so, which request shall be subject to Landlord's approval, and thereafter shall notify Landlord of any changes in the times or dates of the extended hours of operation. Landlord will provide those extended hours services that it deems necessary and Tenant shall reimburse Landlord for Tenant's equitable share of the increased costs incurred by
Landlord for such extended hours services, including without limitation lighting, security, Utilities, and Landlord's Administrative Fee with respect to all such expenses. Tenant shall pay such increased costs as part of Additional Rent in accordance with Section 4.4.

     7.5 Control of Common Area. Landlord shall at all times have the right to determine the nature and extent of the Common Area, whether the same be surface, underground or multiple-deck, and to make such changes thereto as it shall elect, including without limitation the location and relocation of driveways, entrances, exits, and automobile parking spaces, the direction and flow of traffic, and the installation of prohibited areas, landscaped areas and Utility Installations. Landlord shall at all times have the sole and exclusive control of the Common Area, including, without limitation, the right to lease space within the Common Area to tenants for the sale of merchandise and/or services and the right to permit advertising displays, educational displays and entertainment in the Common Area, including kiosks, carts, and other temporary or permanent stands. Landlord's control and operation of the Common Area shall at all times be subject to Landlord's obligation to comply with all Legal Requirements. Landlord shall also have the right at any time and from time to time to exclude and restrain any person from the use or occupancy of the Common Area. It shall be the duty of Tenant to keep all of the Common Area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation. However, no permanent facility which materially and adversely affects the access to or visibility of the Premises shall be located within ten feet (10') directly in front of Tenant's Premises as limited by an imaginary ten foot (10') extension of Tenant's Interior Demising Partitions without Tenant's prior consent.

     Tenant acknowledges and agrees that the Landlord intends to design the Common Area and specifically, the Interior Mall area, in such a manner that will result in a wide variety of both permanent and temporary facilities and design elements (collectively referred to herein as "facilities") located throughout the Common Area. Tenant further acknowledges and agrees that the Landlord will not be restricted in any manner by this Lease in the placement and/or design of any such facilities. However, no permanent facility which materially and adversely affects the access to or visibility of the Premises shall be located within ten feet (10') directly in front of Tenant's Premises as limited by an imaginary ten foot (10') extension of Tenant's Interior Demising Partitions without Tenant's prior consent.

     7.6 Security Officers. Tenant acknowledges that if Landlord provides security officers for the Common Area, Landlord does not represent, guarantee or assume responsibility that Tenant will be secure from any Claims relating to such security officers. Landlord shall have no obligation to hire, maintain or provide such services, which may be withdrawn or changed at any time with or without notice to Tenant or any other person and without liability to Landlord.

     7.7 Rules and Regulations. In addition to any rules and regulations of record governing the Shopping Center, Tenant shall abide by the rules and regulations set forth in Exhibit D. Landlord shall have the right to establish additional reasonable and equitable rules and regulations, and to adopt reasonable and equitable amendments to the same from time to time for the proper and efficient operation and/or maintenance of the Common Area or any portion thereof, as Landlord determines in its discretion.

     7.8  Validated   Parking.   Landlord  shall  have  the  right  to  adopt  a
nondiscriminatory, uniform policy, charge and/or validation system for the parking facilities in the Common Area.


     8.1 Marketing. Tenant shall, at Landlord's option, either participate in a marketing fund ("Marketing Fund") or a merchants' association ("Merchants' Association") which shall be organized to market the Shopping Center (and may include, without limitation, joint marketing with the Casino). Landlord shall control and administer the Marketing Fund, if established, with advice from an advisory group comprised of representatives of various Shopping Center tenants. The activities of the Marketing Fund or the Merchants' Association, as the case may be, shall be financed by an annual budget based on an appropriate fiscal year. The annual budget shall be the sum of the annual marketing assessments of all tenants at the Shopping Center plus the contributions of Landlord as provided in this Article.

     8.2 Tenant's Marketing Assessment. Tenant shall pay the Marketing Assessment to Landlord if Landlord has established the Marketing Fund, or as dues to the Merchants' Association if Landlord has not established the Marketing Fund. Tenant shall pay the Marketing Assessment in equal monthly installments, payable in advance commencing on the Rent Commencement Date and thereafter on the first day of each calendar month of each year. Tenant's Marketing Assessment shall be increased annually by an amount equal to five percent (5%) over the Marketing Assessment for the previous year.

     8.3 Landlord's Contribution. Landlord shall contribute on a noncumulative basis an amount equal to twelve and one-half percent (12.5%) of the total contributions by all tenants of the Shopping Center to the Marketing Fund; provided, however, in no event shall Landlord be required to contribute more than Twenty-Five Thousand Dollars ($25,000) in any fiscal year. At Landlord's option, Landlord may elect to contribute part or all of the marketing and graphic arts services required by the Marketing Fund or the Merchants' Association in lieu of making its contribution in cash. In any event, Landlord shall maintain the sole and absolute authority to employ and discharge any member of its marketing and graphic arts staffs providing said services.

     8.4 Initial Assessment. Tenant shall pay the Initial Assessment to Landlord on or before the Rent Commencement Date. The Initial Assessment shall be used by Landlord for promoting the initial opening of the Shopping Center and shall be payable by Tenant whether or not Tenant participates in or is open for business at the initial opening of the Shopping Center.

     8.5 Daily Sales. Landlord may, in its sole and absolute discretion, provide a program for the purpose of collecting daily sales information directly from the Tenant via Tenant's designated representative at the Premises and Tenant agrees to participate in any such program. The daily sales information would include gross daily receipts collected at the Premises. The program shall be in the form of automated, computerized telecommunication. The costs and expenses in connection with the operation of the program would be paid for either by the Landlord or by proceeds from the Marketing Fund. The information collected may be utilized by Landlord for the purpose of evaluating and responding to market trends and determining merchandising category rankings.


     9.1 Permitted Use. Tenant shall operate the Premises only under Tenant's Trade Name and shall only use the Premises for the Permitted Use, and for no other use or purpose. Landlord shall not unreasonably withhold its consent to a change in Tenant's Trade Name in connection with an approved Occupancy Transaction. Tenant shall at all times operate a Manufacturer's Outlet store and shall display two (2) prices (i.e., the actual, full retail price [exclusive of sales prices] thereof as offered in Tenan s (or Tenant's affiliates') full price retail stores and the discounted retail price) on all merchandise ; provided, however, that the foregoing requirement to display two prices shall be waived so long as Tenant does not adhere to such practice in all of the stores operated by Tenant. Further, in the event the Permitted Use permits the sale of merchandise that is not manufactured by Tenant, Tenant must either purchase any such merchandise directly from the manufacturer, a manufacturer authorized distributor or a manufacturer authorized wholesaler, or obtain the express written authority, license, and/or other approval to sell such merchandise from the manufacturer provided Tenant's failure to comply with this sentence shall not be deemed a violation of the Lease unless the manufacturer, another tenant which sells such merchandise in the Shopping Center, or any other interested party objects or Tenant's failure to comply breaches any covenant of Landlord or Tenant respecting use or exclusivity in any other lease, financing agreement, or other agreement relating to the Shopping Center.

     9.2 Duties and Prohibited Conduct. Tenant shall at all times comply with all Legal Requirements. At Tenant's sole expense, Tenant shall procure, maintain, and make available for Landlord's inspection any governmental license or permit required for the proper and lawful conduct of Tenant's business. Tenant shall not use the Premises, or permit or fail to prevent the Premises to be used, (a) for any purpose or in any manner that violates any Legal Requirement and/or the requirements of the insurance underwriter(s) for the Shopping Center, (b) for the sale or display of pornography, nudity, graphic violence, drug paraphernalia, or any goods and/or services that, in the sole and absolute discretion of Landlord, are inconsistent with the image of a community or family-oriented shopping center, (c) as a massage parlor, adult bookstore or second-hand store, (d) to conduct an auction, distress, fire, bankruptcy or going-out-of business sale or similar sales, (e) to sell merchandise from vending machines (except vending machines installed and made available solely for use by Tenant's employees), (f) to operate any video, pinball or other gaming machines, although Tenant shall be allowed to display and demonstrate to customers and/or allow customers to operate items which Tenant has for sale, or conduct any Gaming Activities unless expressly permitted by this Lease, or (g) to keep live animals of any kind unless otherwise permitted by this Lease. Tenant shall not place, affix or maintain any signs, advertising placards, names, insignia, trademarks, descriptive material or any other similar item or items outside, on or within twenty-four inches (24") of the Lease Line, the storefront, the glass panes and supports of the show windows, or any window, door, roof or the exterior side of any Perimeter Demising Partition of the Premises, except such signs as Landlord shall approve in writing in accordance with Exhibit C. Tenant shall use the sales Floor Area within six feet (6') of the storefront Lease Line, if at all, for the promotional display of merchandise only; stacking or stocking merchandise within said area or in the window area is expressly prohibited. Tenant shall not cause or permit any waste to occur in the Premises and shall not overload the floor, or any mechanical, electrical, plumbing or Utility systems serving the Premises. Tenant shall keep the Premises, and every part thereof, in a clean and wholesome condition, free from any objectionable noises, loud music, odors or nuisances. If the Permitted Use includes the sale of and/or preparation of food, Tenant shall at all times maintain a health department rating of "A" (or such other highest health department or similar rating as is available).

     9.3 Hazardous Materials.

     (a) In General. Tenant shall not use, generate, manufacture, produce, store, transport, treat, dispose or permit the escape or release on, under, about or from the Premises, or any part thereof, of any Hazardous Materials. If Tenant's Permitted Use requires the use and/or storage of any Hazardous Materials on, under or about the Premises, Tenant shall provide written notice to Landlord, prior to final execution of this Lease, of the identity of such materials and Tenant's proposed plan for the use, storage, and disposal thereof; such use, storage, and disposal shall be subject to Landlord's approval, in Landlord's sole and absolute discretion. If Landlord approves such proposed use, storage, and disposal of specific Hazardous Materials, Tenant may use and store upon the Premises only such specifically approved materials and shall comply with any conditions to such approval as Landlord may impose in its sole and absolute discretion. Landlord's permission hereunder may be withdrawn or modified at any time in Landlord's sole and absolute discretion. Tenant shall fully and promptly comply with all Hazardous Materials Laws at all times during the Lease Term, and at the expiration or earlier termination of the Lease Term, Tenant shall remove and dispose of all Hazardous Materials affecting the Premises and the Shopping Center resulting from the use or occupancy thereof by Tenant or its agents, employees, suppliers, contractors, subtenants, successors, and assigns regardless of whether such removal is required by any Hazardous Materials Law. Notwithstanding the foregoing, Landlord consents to Tenant's above-ground use, storage, and off-site disposal of products containing small quantities of Hazardous Materials, which products are of a type customarily used in operations specifically mentioned as a Permitted Use, provided that Tenant shall handle, use, store, and dispose of such Hazardous Materials in a safe and lawful manner and shall not allow Hazardous Materials to contaminate the Premises or the Shopping Center.

     (b) Indemnity. Tenant shall indemnify, protect, defend, and hold Landlord (and its partners, joint venturers, shareholders, affiliates, and property managers, and their respective officers, directors, employees, and agents) and Landlord's Mortgagee (including, without limitation, Ground Lessor) harmless from and against any and all Claims arising out of, in connection with, or directly or indirectly arising out of the use, generation, manufacture, production, storage, treatment, release, disposal or transportation of Hazardous Materials by Tenant, or any successor, assignee or sublessee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under, about or from the Premises or the Shopping Center, including, but not limited to, all foreseeable and unforeseeable costs, expenses, and liabilities related to any testing, repair, cleanup, removal costs, detoxification or decontamination and the preparation and implementation of any closure, remedial action, site assessment costs or other required plans in connection therewith deemed required, necessary or advisable by Landlord or any Governmental Authority, and any foreseeable or unforeseeable consequential damages. Any defense of Landlord pursuant to the foregoing indemnity shall be by counsel reasonably acceptable to Landlord. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials, nor Tenant's strict compliance with all Hazardous Materials Laws, shall excuse Tenant from Tenant's indemnification obligations hereunder. The foregoing indemnity shall be in addition to and not a limitation of the other indemnification provisions of this Lease. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

     (c) Reporting. Tenant shall notify Landlord in writing, promptly after any of the following: (i) Tenant has knowledge, or has reasonable cause to believe, that any Hazardous Materials have been released, discharged or located on, under or about the Premises or, to the extent caused by Tenant, the Shopping Center, whether or not the same is in quantities that would otherwise be reportable to a public agency, (ii) Tenant receives any warning, notice of inspection, notice of violation or alleged violation, or Tenant receives notice or knowledge of any proceeding, investigation, order or enforcement action, under any Hazardous Materials Law concerning the Premises or, to the extent caused by Tenant, the Shopping Center, or (iii) Tenant becomes aware of any Claims made or threatened by any third party concerning the Premises or, to the extent caused by Tenant, the Shopping Center respecting Hazardous Materials.

     (d) Confirmation of Tenant's Knowledge. Upon request from Landlord or Landlord's Mortgagee at any time, Tenant shall promptly execute all affidavits, representations, and any other similar documents as Landlord or Landlord's Mortgagee may request concerning Tenant's best knowledge and belief regarding the presence or absence, or the use, generation, storage, disposal or transportation of Hazardous Materials, under, about or from the Premises or, to the extent caused by Tenant, the Shopping Center.

     (e) Asbestos. If any asbestos containing materials exist in the Premises that were introduced into the Premises by Tenant, its affiliates, agents, contractors, employees, assignors, predecessors, successors or Transferees at any time, Tenant shall remove all such asbestos containing materials prior to
(i) the expiration or earlier termination of this Lease and/or (ii) making Improvements to the Premises and, in either event, regardless of whether such removal is required by any Hazardous Materials Law.

     (f) Landlord's Right to Terminate. If the Premises or any part of the Shopping Center becomes or is discovered to be contaminated with any Hazardous Materials, and if any handling of any nature is undertaken in connection therewith (either at Landlord's own initiative or pursuant to the requirements of any Government Authority), and if Tenant is not responsible for any handling or indemnification in connection therewith under this Lease or otherwise, then Landlord shall have the right to terminate this Lease upon thirty (30) days' notice to Tenant in the event the estimated cost of any such handling exceeds an amount equal Two Hundred Fifty Thousand Dollars ($250,000) and such cost is not covered by insurance, provided, however, that Landlord's notice shall include the estimated cost of such handling. Tenant shall have the option to pay the cost of such handling in excess of $250,000 which option must be exercised, if at all, within twenty (20) days following Tenant's receipt of Landlor s notice by written notice to Landlord and by depositing an amount equal to the estimated cost of such handling in excess of $250,000 in a third party escrow account in which event Landlord's notice to terminate will be null and void provided Tenant pays for the entire cost of such handling in excess of $250,000 in a timely and reasonable manner. In no event shall Landlord terminate this Lease unless Landlord terminates the leases of all other tenants similarly affected by such circumstances.

     (g) Initial Inspection. Tenant may, within fifteen (15) days after Tenant takes possession of the Premises with Landlord's consent, provided this Lease is fully executed and Tenant has not commenced any work in the Premises, perform an inspection of the Premises by a recognized, certified environmental consultant for the purpose of determining whether any Hazardous Materials exist in the Premises.

     In the event such inspection determines that Hazardous Materials do exist and further that they require specific handling in accordance with applicable Hazardous Materials Laws and provided said Hazardous Materials are not present by reason of Tenant's Work (as defined in Exhibit C and to the extent made or caused to be made by Tenant or an affiliate of Tenant), then Tenant shall have the right to, within ten (10) days of such determination, notify Landlord of the results of the inspection, in which event Landlord, at its sole cost and expense, shall perform the necessary reasonable steps to handle such Hazardous Materials (hereinafter referred to as "Remedial Work"). Notwithstanding the foregoing to the contrary, if Landlord determines that the cost of such Remedial Work, in Landlord's reasonable opinion, is excessive, or that such Remedial Work would unreasonably interfere with the operation of the Shopping Center or other businesses in the Shopping Center, Landlord may terminate this Lease and all liability hereunder shall cease.

     In the event any such Remedial Work delays the commencement of Tenant's work in the Premises, the date certain referred to in Section 1.8, in connection with the definition of the Rent Commencement Date shall be delayed by the corresponding number of days that it takes to complete the Remedial Work, calculated from the date Landlord receives Tenant's notice of the results of the inspection and continuing until the Remedial Work is completed. Tenant shall not be entitled to any further compensation or damages from Landlord arising directly or indirectly from the Remedial Work including but not limited to loss of use of the whole or any part of the Premises, the building of which the Premises are a part, Tenant's Personal Property, or any inconvenience or annoyance reasonably occasioned by the existence of Hazardous Materials and the subsequent Remedial Work.

         In no event does  Tenant's  right to inspect  extend beyond the fifteen
(15) day period set forth above and, in the event Tenant waives its right to inspection of the Premises, the right to inspect shall be of no force or effect; upon the expiration of said fifteen (15) day period or upon Tenant's waiver of its right to inspection, the handling or removal of Hazardous Materials shall be governed in accordance with the provisions of Article 12 of this Lease.

     9.4 Gaming Provisions.

     (a) Acknowledgment Regarding Gaming. Tenant hereby expressly acknowledges and agrees that the Shopping Center may include Gaming Activities in the Common Area and/or certain tenant premises and that the Shopping Center is a part of a complex that includes Gaming Activities.

     (b) Exclusive Gaming Rights. Tenant hereby expressly acknowledges and agrees that Ground Lessor and/or its gaming nominee has the sole and exclusive right pursuant to the Ground Lease to conduct Gaming Activities within designated portions of the Common Area and/or to contract with tenants of the Shopping Center for the placement of gaming devices within any tenant's space provided that the lease for such space permits the same.

     (c) Tenant's Obligations. Tenant hereby represents and covenants that in no event shall the use and/or occupancy of the Premises by, or any activities and/or relationships of, Tenant or its assignees or subtenants or their respective agents, employees, contractors, or licensees result in a Denial (as defined herein) or otherwise jeopardize any license for Gaming Activities in the Shopping Center and/or the Casino. A "Denial" shall exist if Tenant or any Associated Person (as defined herein) is denied a license or is found unsuitable as a licensee by any Gaming Authority, or Tenant or any Associated Person is required by any Gaming Authority to apply for a gaming license and does not apply within any required time limit, as the same may be extended by such Gaming Authority, or withdraws any application before the Gaming Authority for a gaming license other than upon a determination by the applicable Gaming Authority that such license is not required. An "Associated Person" is any person (i) that is directly or indirectly owned by Tenant, (ii) is an officer, director or agent of Tenant or of a partner in Tenant, or (iii) has the legal power to exercise a significant influence over Tenant or a partner in Tenant.

     Tenant agrees to provide any documentation and/or other evidence requested by Landlord as may be appropriate in order for Landlord to determine whether or not Tenant is in compliance with this Section 9.4(c). A violation of this
Section  9.4(c) shall be a  non-curable  default  pursuant to the  provisions of
Section 16.1(d) of this Lease.

     9.5 Compliance with Exclusive License Agreements. Tenant hereby expressly acknowledges and agrees that Landlord intends to enter into various license agreements or other similar agreements in connection with the Shopping Center whereby Landlord will grant exclusive licenses to third parties for the use of certain products or brand names that will be required to be sold in the Shopping Center (by way of example, but not by way of limitation, a license may require that specific brand name soda beverages will be the exclusive soda beverages for the Shopping Center). Tenant further expressly agrees and acknowledges that Tenant's use of the Premises shall at all times be subject to any such licenses/agreements regardless of whether or not such licenses/agreements were entered into as of the Effective Date; provided, however, in no event shall any such licenses/agreements limit the merchandise that Tenant is permitted to sell as provided in Section 1.13. To the extent Landlord enters into any such licenses/agreements, Landlord will provide at least thirty (30) days prior written notice to the Tenant in the event Tenant's use of the Premises will be affected by such licenses/agreements.

     9.6 Competing  Tenant. In the event that at any time during the Lease Term,
(i) Landlord enters into a lease with a tenant in the Shopping Center whose primary use is the retail sale of toys (i.e. more than fifty percent [50%] of the sales Floor Area of the premises, including aisle space, is used for the display of toys) (hereinafter "Competing Tenant"), and such Competing Tenant is open and operating in the Shopping Center; and (ii) Tenant's Gross Sales (as defined in Exhibit B) decrease during the Competing Period (defined as the six [6] consecutive full calendar month period immediately following the opening of the Competing Tenant) over the Reference Period (defined as the same consecutive full calendar six [6] month period in the year preceding said Competing Period) (by way of example, if a Competing Tenant opened in the Shopping Center on December 1, 1998, then the Competing Period would be December 1, 1998, through May 30, 1999, and the Reference Period would be December 1, 1997 through May 30,
1998), based on certified statements of Gross Sales provided by Tenant for the Competing Period and the Reference Period, which Landlord may verify the accuracy hereof, then Tenant shall give Landlord written notice of such Competing Tenant and Landlord shall have sixty (60) days to remedy the situation ("Cure Period"). In the event Landlord has not remedied the situation within the Cure Period, then commencing with the first (1st) full calendar month after the Competing Period and continuing until the earlier of (i) such time as the Competing Tenant ceases operating at the Shopping Center or (ii) the remainder of the Lease Term, Tenant's Minimum Annual Rent shall be decreased by a percentage of the Minimum Annual Rent, as stated in Article 1, equal to the percentage by which Tenant's Gross Sales have decreased during the Competing Period as compared to the Reference Period. By way of example, in the event Tenant's Gross Sales have decreased by thirty percent (30%) during the Competing Period, Tenant's Minimum Annual Rent shall be reduced by thirty percent (30%) and Tenant shall pay as Minimum Annual Rent the amount which is seventy percent (70%) of the amount referenced in Article 1 as Minimum Annual Rent. This reduction of Minimum Annual Rent shall be deemed to be Tenant's sole and exclusive remedy, and said reduction shall in no event be deemed to modify, reduce, or abate Tenant's obligation to pay all other Additional Rent, including Percentage Rent, under the Lease. For the purpose of computing Percentage Rent due during the period that Minimum Annual Rent is reduced, it shall be deemed that all reduced Minimum Annual Rent was in fact paid to Landlord.

     In the event the Competing Tenant ceases operating in the Shopping Center, or ceases to fit the description provided herein, or in the event Tenant's Gross Sales during any consecutive six (6) month period increase to at least one hundred twenty percent (120%) of the amount of Tenant's Gross Sales during the Reference Period, then Minimum Annual Rent shall revert to the amount specified in Article 1.

     It is agreed and understood that the following shall be excluded from the definition of a Competing Tenant: Major Tenants and tenants whose premises contain less than 2,000 square feet of Sales Floor Area. In no event shall the provisions of this Section 9.6 be deemed to restrict Landlord from leasing the space in the Shopping Center as provided in Section 9.6 to any Competing Tenant. Nothing herein shall be deemed to affect Tenant's obligation to keep its business in the Premises in continuous operation (pursuant to the terms of this Lease) and to pay Additional Rent as set forth in this Lease during any period a Competing Tenant is operating in the Shopping Center.

     It is further agreed and understood that after two (2) years following this reduction in Minimum Annual Rent, Landlord shall have the right to terminate this Lease upon written notice to Tenant, provided that, within ten (10) days of its receipt of Landlord's notice, Tenant shall have the right to nullify Landlord's termination notice by notifying Landlord of its intention to pay the Minimum Annual Rent in accordance with Article 1, and Article 4, 4.2 of this Lease (followed by actual compliance therewith).

         The provisions of this Section 9.6 shall be automatically null and void if (i) Tenant is in default under this Lease (which default remains uncured beyond the applicable time periods set forth in Article 16, Section 16.2); (ii) Tenant enters into an Occupancy Transaction pursuant to Article 15 of this Lease; or (iii) Tenant's Premises ceases to be used primarily for the permitted use which is stated in Article 1, Section 1.13 of this Lease.


                                   ARTICLE 10
                          TENANT'S OPERATING COVENANTS

     10.1 Operating Covenants. Tenant shall, continuously and uninterruptedly from and after its initial opening for business, (a) operate and conduct within the entire Premises the business that it is permitted to operate and conduct under the provisions hereof, except while the Premises are untenantable by reason of fire or other casualty, (b) maintain within the Premises an adequate stock of merchandise together with sufficient personnel and Personal Property to service and supply the usual and ordinary requirements of its customers, and (c) keep the Premises in a neat, clean, and orderly condition.

     10.2 Operating Days and Hours. It is in the interests of both Tenant and Landlord to have regulated hours of business for all of the Shopping Center. Commencing with the opening for business by Tenant in the Premises and for the remainder of the Lease Term, Tenant shall be open for business daily and shall continuously remain open for business with its window displays, exterior signs, and exterior advertising displays adequately illuminated during all hours on all days on which Landlord, in its sole and absolute discretion, determines to open the Shopping Center for business to the public. If the Shopping Center contains Common Area which is enclosed for the purpose of providing climatic control, Landlord shall not be obligated to open the enclosed area so that Tenant may conduct business except on those days and hours when tenants in the Shopping Center occupying at least fifty percent (50%) of the Floor Area thereof shall have given reasonable advance notice to Landlord that they desire to be open for business during such time.

     Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant be required to open for business on any day earlier than 10:00 a.m. or later than 10:00 p.m., or on Christmas Day or Thanksgiving Day, unless at least fifty percent (50%) of the other Shopping Center Tenants are open during such period(s).

     Tenant shall be permitted to be closed two (2) days per calendar year (on a non-cumulative basis) for the purpose of taking inventory. Tenant shall provide written notice to the Shopping Center General Manager at least ten (10) days prior to the date of closing and shall display appropriate signage advising its customers of such closure. In no event shall Tenant be permitted to close for inventory during the period in any calendar year commencing November 1st and ending December 31st.


                                   ARTICLE 11
                                  IMPROVEMENTS

     11.1 Initial Construction of the Premises. Tenant shall submit to Landlord plans and specifications for the construction of Tenant's storefront and store interior in accordance with Exhibit C and the Tenant Package. Tenant shall commence and diligently proceed with construction so as to complete the work contemplated thereby and open for business in the Premises on or before the Rent Commencement Date. All Personal Property must be new when installed in, or attached to, the Premises.

     Notwithstanding anything to the contrary contained herein, Tenant agrees that this Lease is being entered into on the reliance that Tenant's storefront and store interior design shall be acceptable to Landlord, and Tenant's Plans shall fully and strictly comply with the Tenant Package and Landlord's design concept for Fashion Outlet of Las Vegas as well as being of equal or greater quality as the design of a first-class toy store operation. If it is determined, in Landlord's sole judgment, that Tenant's Plans, the design and quality of all work and installations by Tenant in the Premises are not in conformance with Landlord's criteria or such other first-class toy store operation, Landlord shall have the right to require Tenant to conform at Tenant's sole cost and expense or Landlord may terminate this Lease.

     Tenant acknowledges that the financial success of the Shopping Center depends, in part, on Tenant's opening the Premises for business contemporaneously with the Rent Commencement Date and that Landlord's damages arising from Tenant's failure to do so are extremely difficult and impracticable to fix. Therefore, subject to Section 25.7, should Tenant fail to open the Premises for business upon the Rent Commencement Date, Tenant shall pay to Landlord, upon receipt of invoice, the sum of Four Hundred Dollars ($400) per day for each day Tenant delays its opening after and including the Rent Commencement Date, which sum Tenant agrees is fair compensation to Landlord for said damages. Tenant shall not open the Premises for business prior to the initial opening of the Shopping Center without the prior consent of Landlord.

     11.2 Improvements. After the initial construction of the Premises by Tenant, at Tenant's own expense and in accordance with Exhibit C, after giving Landlord written notice of its intentions to do so, Tenant may, from time to time, make such Improvements to the Premises as Tenant may find necessary or convenient for its purposes so long as the value of the Premises is not thereby materially diminished and subject to Landlord's approval as provided in this Section. Tenant shall not make any of the following Improvements without Landlord's prior written consent in each instance: Improvements costing more than Ten Thousand Dollars ($10,000) in the aggregate per occurrence; Improvements to the mechanical or electrical systems, to the exterior walls or roof of the Premises, or to any storefront or area of the Premises within three feet (3') of the storefront; the addition of any mezzanine or Improvements that increase the size of any existing mezzanine; and any penetration into or through the roof, ceiling or floor of the Premises. With the exception of the plans in connection with the Tenant's initial construction and opening of the Premises, Tenant shall reimburse Landlord for all reasonable costs and expenses (including, without limitation, any reasonable architect or engineer fees) incurred by Landlord in approving or disapproving Tenant's plans for
Improvements. Tenant shall certify to Landlord Tenant's actual cost of constructing its Improvements within thirty (30) days after completing the same.

     11.3 Mechanics' Liens.

     (a) General. Tenant shall pay or cause to be paid all costs of labor, services, and materials supplied in the prosecution of any work done in the Premises on behalf of Tenant, and Tenant shall keep the Premises free and clear of all mechanics' liens and other liens arising out of any work done for Tenant or persons claiming under Tenant. Tenant shall promptly notify Landlord of any Claim or lien filed against the Premises or the commencement of any action affecting the title thereto.

     (b) Contest of Lien. If Tenant desires to contest the claim of any mechanics' lien, Tenant shall (i) either post a release bond issued by a responsible corporate surety as prescribed by law, or furnish Landlord with adequate security for the amount of the claim plus estimated costs and interest, and (ii) promptly pay or cause to be paid any and all sums awarded to the claimant on its suit.

     (c) Landlord's Right to Cure. If Tenant fails to provide security for or satisfaction of any mechanics' lien, then Landlord, in addition to any other rights or remedies it may have, may (but shall not be obligated to) discharge said lien by (i) paying the claimant an amount sufficient to settle and discharge the claim, (ii) posting a release bond, or (iii) taking such action as Landlord shall deem appropriate, and Tenant shall pay to Landlord on demand all costs incurred by Landlord in settling and discharging such lien (including reasonable attorney fees and bond premiums).

     (d) Notice of Non-responsibility. Landlord, Ground Lessor, or either party's representatives shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon during the performance by Tenant of any work described in this Article 11 notices of non-responsibility or such other notices that Landlord and/or Ground Lessor may deem to be proper for the protection of Landlord's and/or Ground Lessor's interest in the Premises. Tenant shall give Landlord and Ground Lessor at least ten (10) days advance written notice of its intention to commence any work that might result in a lien described in this Article.

     11.4 Title to Improvements. All Improvements shall become the property of Landlord upon expiration or earlier termination of this Lease. Landlord's reversionary interest in the Improvements shall at all times be prior and superior to any interest of any lender of Tenant, or of any other entity claiming any purchase money lien or other interest in the Improvements.


                                   ARTICLE 12
                              REPAIRS; MAINTENANCE

     12.1 Tenant's Obligations. Tenant agrees at all times from and after the Commencement Date, at its own cost and expense, to repair, maintain in good and tenantable condition and replace, as necessary, the Premises and every part thereof (except portions of the Premises specifically required to be maintained by Landlord pursuant to this Lease), including without limitation all equipment and Utility Installations exclusively serving the Premises; any Air Conditioning System exclusively serving the Premises; exterior and interior glass; signs; locks and closing devices, window sashes, casements and frames; doors and door frames; floor coverings; any grease traps, grease lines, and/or piping; the storefront; and all items of repair, maintenance, alteration, improvement or reconstruction as may be required by any Legal Requirement or the insurance underwriter(s) for the Shopping Center. In no event shall Tenant be required to make repairs necessitated by the negligence or willful acts of Landlord or anyone claiming under Landlord, because of the failure of Landlord to perform or observe any term or condition of this Lease, or because of Improvements made by Landlord except to the extent otherwise covered by the insurance Tenant is required to carry under this Lease. All replacements made by Tenant shall be of like size, kind, and quality to the items replaced as they existed when originally installed and shall be subject to Landlord's prior approval. Tenant shall have the benefit of any warranty(ies) in connection with Landlord's Work to the extent any such warranty covers portions of the Premises Tenant is obligated to repair and maintain hereunder.

     12.2 Landlord's Obligations. Landlord shall repair, maintain in good and tenantable condition (and in compliance with Legal Requirements and requirements of the insurance underwriter(s) for the Shopping Center) and replace, as necessary, the roof, exterior walls, and structural parts of the Premises (including the structural floor), and all Utility Installations serving the Premises on a nonexclusive basis (except where the appropriate utility company performs such duties) or that form a centralized Air Conditioning System serving the Premises on a nonexclusive basis. In no event shall Landlord be required to make repairs necessitated by the negligence or willful acts of Tenant or anyone claiming under Tenant, because of the failure of Tenant to perform or observe any term or condition of this Lease, or because of Improvements made by Tenant except to the extent otherwise covered by the insurance Landlord is required to carry under this Lease. Landlord shall be under no obligation to repair, replace or maintain the Premises or the mechanical equipment exclusively serving the Premises at any time, except as this Lease expressly provides. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not in any way be liable to Tenant for failure to make repairs as herein specifically required of it unless Tenant has previously notified Landlord of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable period following receipt of Tenant's notification. As used in this
Article 12, "exterior walls" shall exclude storefronts, plate glass, window cases or window frames, doors or door frames, security grilles or similar enclosures. The definition of Common Area Expenses includes all work performed by Landlord in accordance with this Section except as otherwise expressly provided for in this Lease.

     12.3 Performance of Work by Landlord. If Tenant refuses or neglects to repair, replace, or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right but not the obligation, upon giving Tenant reasonable notice of its election to do so, to enter the Premises and make such repairs or perform such maintenance or replacements on behalf of and for the account of Tenant. Nothing herein contained shall imply any duty of Landlord to do any work that, under any provision of this Lease, Tenant is required to do, nor shall Landlord's performance of any repairs on behalf of Tenant constitute a waiver of Tenant's default in failing to do the same. No exercise by Landlord of any rights herein reserved shall entitle Tenant to any compensation, damages or abatement of Rent from Landlord for any injury or inconvenience occasioned thereby. If Landlord performs any maintenance or other obligations that Tenant is required to perform under the terms of this Lease, Tenant shall upon demand pay to Landlord the costs and expenses incurred by Landlord in doing the same (or shall deposit with Landlord the anticipated amounts thereof), plus Landlord's Administrative Fee.

     12.4 Service Contracts. Tenant shall contract with a qualified air conditioning service company designated by Landlord (provided that the rates charged by such service company are competitive in the trade area for commensurate contractors) for the inspection and maintenance at least once every calendar year and the repair and replacement, as necessary, of the distribution portion of the Air Conditioning System serving the Premises. If at any time during the Lease Term, an Air Conditioning System which exclusively serves the Premises is installed, Tenant shall contract with a qualified air conditioning service company approved by Landlord for the monthly maintenance and the repair and replacement, as necessary, of the Air Conditioning System. Tenant shall contract with a qualified service company for the cleaning and maintenance of any grease traps and/or grease lines which are Tenant's responsibility to maintain. Tenant shall provide Landlord with a copy of any contract required under this Section within ten (10) days after the Commencement Date, together with a copy of any subsequent contracts within ten (10) days after their execution.


                                   ARTICLE 13
                              INSURANCE OBLIGATIONS

     13.1 Tenant's Insurance Obligations. At all times from and after the Commencement Date, Tenant shall procure and maintain, at its sole cost and expense, the following policies of insurance:

     (a) Liability. Commercial general liability insurance with broad form contractual liability coverage and with coverage limits of not less than Two Million Dollars ($2,000,000) combined single limit, per occurrence, specifically including liquor liability insurance covering consumption of alcoholic beverages by customers of Tenant, if the sale of alcoholic beverages is permitted in the Premises. Such policy shall insure Tenant's performance of the indemnity provisions of this Lease, but the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder.

     (b) Workers' Compensation. Workers' compensation insurance in the amount required by the state in which the Shopping Center is located for the benefit of Tenant's employees.

     (c) Plate Glass. Insurance covering the full replacement cost of all plate glass on the Premises; Tenant may self-insure such risk.

     (d) Equipment. Boiler and machinery insurance on the Air Conditioning System (or any part thereof) exclusively serving the Premises.

     (e) Tenant's Personal Property and Improvements. Property insurance covering any peril generally included in the classification "all risks" (excluding earthquake and flood) in the area in which the Shopping Center is located covering all (i) merchandise, (ii) Improvements, and (iii) Personal Property owned or leased by Tenant (or for which Tenant is legally liable) and located in the Shopping Center, in an amount not less than ninety percent (90%) of their full replacement cost. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under the provisions of Article 18.

     13.2 Policy Requirements; Right to Adjust Requirements. All policies of insurance provided for herein shall be issued by insurance companies that have a general policyholder's rating of not less than "A" and a financial rating equivalent to a policyholder's surplus of at least One Hundred Million Dollars ($100,000,000), as rated in the most current available "Best's" Insurance Reports, and that have been admitted or qualified to do business in the state where the Shopping Center is located by the insurance commission or other highest board, body or official responsible for overseeing the insurance business in such state. Tenant's general liability policy as required in Section 13.1(a) shall contain cross-liability endorsements. All policies of insurance provided for herein (with the exception of workers' compensation insurance) shall name Landlord, Landlord's property manager, all Mortgagees and such other individuals or entities as Landlord may from time to time designate, as "additional insureds." Certificates of all insurance required of Tenant hereunder expressly providing for the waiver of subrogation as required in
Section 13.4 shall be delivered to Landlord at least ten (10) days prior to the Commencement Date. Tenant shall provide to Landlord, at least thirty (30) days prior to expiration, certificates of insurance to evidence any renewal or additional insurance procured by Tenant. All certificates of insurance delivered to Landlord shall contain an agreement by the company issuing said policy to give Landlord twenty (20) days' advance written notice of any cancellation, lapse, reduction or other adverse change respecting such insurance. All commercial general liability insurance, property damage or other casualty policies shall be written as primary policies, not contributory with or secondary to coverage that Landlord may carry.

         Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to have Tenant's primary commercial general liability insurance policy written in a lesser amount than specified in Section 13.1(a) (in no event less than fifty percent [50%] of the required coverage) provided Tenant carries and maintains an "excess liability" and/or "umbrella policy" to cover the balance of the required coverage and provided that all the requirements set forth herein are otherwise satisfied. Further, Tenant shall be permitted to have any required insurance covered as part of a blanket policy with a so called "agreed amount endorsement" for the business conducted upon the Premises providing the insurance coverage required under this Lease.

     13.3 Landlord's Insurance Obligation. At all times from and after the Commencement Date, Landlord shall maintain in effect insurance providing protection for the following liabilities and/or risks: (a) commercial general liability insurance for bodily injury and property damage arising from
Landlord's ownership and/or operation of the Shopping Center with coverage limits at least equal to those Tenant is required to maintain as provided herein, and (b) any peril included in the classification All Risks in the geographic area in which the Shopping Center is located, including earthquake coverage and/or any other coverage Landlord deems reasonably necessary (e.g., so-called "Difference in Conditions" coverage), covering the Shopping Center, exclusive of any item that Tenant is required to insure or any item, building or improvement that another party is required to insure, in an amount that is the greater of eighty percent (80%) of its full replacement cost (exclusive of the cost of excavations, foundations, and footings), or such greater amount as any Mortgagee may require Landlord to maintain.

     13.4 Mutual Waivers of Rights. Notwithstanding anything to the contrary contained in this Lease, Landlord (for itself and its insurer), waives any rights, including rights of subrogation, and Tenant (for itself and its insurer), waives any rights, including rights of subrogation, each may have against the other, and Tenant (for itself and its insurer) waives any rights, including rights of subrogation, it may have against any of the parties to the REA, for compensation of any loss or damage occasioned to Landlord or Tenant arising from any risk generally covered by the All Risks insurance required to be carried by Landlord and Tenant. The foregoing waivers shall be operative only so long as available in the state where the Shopping Center is located. The foregoing waivers shall be effective whether or not the parties maintain the insurance required to be carried pursuant to this Lease.


                                   ARTICLE 14
                                    INDEMNITY

     From and after the Commencement Date, Tenant shall indemnify, protect, defend, and hold Landlord (and its partners, joint venturers, shareholders, Mortgagee, affiliates, and property managers, and their respective officers, directors, employees, and agents) harmless from and against any and all Claims arising out of or in connection with loss of life, personal injury, property damage or otherwise arising from (a) the use, occupation, improvement or maintenance of the Premises or the Shopping Center or any work or activity in or about the Premises or Shopping Center by Tenant or its assignees or subtenants or their respective agents, employees, contractors, or licensees, (b) any activity, condition or occurrence in or about the Premises, (c) the filing or potential filing of any mechanic's or materialmen's lien against the Premises or the Shopping Center in connection with any work done or caused to be done by Tenant, (d) any breach or failure to perform any obligation imposed on Tenant under this Lease, or (e) any act or omission of Tenant or its assignees or subtenants or their respective agents, contractors, employees, or licensees. Upon notice from Landlord, Tenant shall, at Tenant's sole expense and by counsel reasonably satisfactory to Landlord, defend any action or proceeding brought against Landlord by reason of any such Claim. If Landlord (or its partners, joint venturers, shareholders, Mortgagee, affiliates, and property managers, or their respective officers, directors, employees, and agents), without fault on its part, is made a party to any litigation commenced by or against Tenant, then Tenant shall indemnify, protect, defend, and hold each of such persons harmless from and against any and all Claims arising out of incurred or paid by any such person in connection with such litigation. The obligations of this Article shall survive the expiration or earlier termination of this Lease. In no event shall Tenant's obligations pursuant to this Article 14 extend to Claims arising out of the sole negligence or willful misconduct of Landlord, or its agents, employees or contractors (acting on behalf of Landlord).


                                   ARTICLE 15
                             OCCUPANCY TRANSACTIONS

     15.1 Restrictions.

     (a) No Encumbrances. Tenant shall not make, consent to, or suffer any Encumbrance without the prior written consent of Landlord, which Landlord may grant or withhold in its sole and absolute discretion.

     (b) Other Occupancy Transactions. Tenant shall not enter into or consent to any Occupancy Transaction other than an Encumbrance without first obtaining Landlord's written consent, which Landlord shall not withhold unreasonably. Landlord may withhold its consent on any reasonable ground, including without limitation any of the following situations: (i) the Transferee's contemplated use of the Premises following the proposed Occupancy Transaction is not identical to the Permitted Use, (ii) in Landlord's reasonable business judgment, the Transferee lacks sufficient business reputation or experience to operate a business of the type and quality permitted under this Lease, (iii) the present net worth and working capital of the Transferee are less than that of Tenant, or Tenant and Tenant's Guarantor, as the case may be, at the Effective Date or at the time of the request, whichever is higher, (iv) the proposed Occupancy Transaction would breach any covenant of Landlord or Tenant respecting radius restriction, location, use or exclusivity in any other lease, financing agreement, or other agreement relating to the Shopping Center (including, but not limited to, Section 9.4 [i.e., the Gaming Provisions]), or (v) the proposed Occupancy Transaction provides for rentals thereunder based on the net income or profits derived by the Transferee from the Premises.

     15.2 Condition Precedent. Tenant shall not have the right or power to enter into an Occupancy Transaction if Tenant shall be in default beyond any applicable notice and cure period pursuant to Article 16 under any provision of this Lease.

     15.3 Procedures. Should Tenant desire to enter into an Occupancy Transaction which requires Landlord's consent, Tenant shall request Landlord's consent to such transaction in writing at least forty-five (45) days before the effective date of any such transaction. Such request shall include the following:

     (a) A detailed description of the proposed transaction, including its nature, effective date, the purchase price, payment terms, allocation among leasehold interest, Personal Property, Improvements, goodwill, inventory, and other items;

     (b) Copies of any offers, agreements, subleases, assignments, letters of commitment or intent, and other documents or correspondence pertaining to the proposed transaction;

     (c) A description of the identity, financial condition, and previous business experience of Tenant and Transferee, including, without limitation, copies of latest income statement, balance sheet, and statement of cash flows (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by Tenant or Transferee respectively, together with a statement authorizing Landlord or its designated representative(s) to investigate Tenant's and Transferee's business experience, credit, and financial responsibility; and

     (d) A statement by Tenant and Transferee agreeing that it is their intention to complete the transaction if Landlord consents thereto.

     15.4 Response by Landlord; Documentation. Within thirty (30) days after receipt of Tenant's request for consent and all items required under Section 15.3, Landlord shall (a) consent to the proposed Occupancy Transaction, (b) exercise its rights under Section 15.6, or (c) refuse to consent to the Occupancy Transaction. Any consent by Landlord to any Occupancy Transaction shall be evidenced by an instrument prepared by Landlord and executed by Tenant and Transferee. As a condition to the completion of any assignment or transfer of Tenant's interest in this Lease, Transferee shall agree in writing to assume and perform all of the terms, covenants, and conditions of this Lease that are obligations of Tenant. Tenant shall remain fully liable to perform its duties under this Lease following the Occupancy Transaction. Tenant shall, on demand of Landlord, reimburse Landlord for all Landlord's reasonable costs, including attorney fees, incurred in obtaining advice and preparing documentation for each requested Occupancy Transaction not to exceed One Thousand Dollars ($1,000.00) per occurrence.

     15.5 Consideration to Landlord. Except for those Occupancy Transactions permitted pursuant to the provisions of Section 15.8 without Landlord's prior consent, if Tenant enters into an Occupancy Transaction, the Minimum Annual Rent then payable and any scheduled increases thereto shall be increased on the effective date of such transaction to the highest of: (a) the total Minimum Annual Rent payable by the Transferee to Tenant; (b) an amount equal to the total of the Minimum Annual Rent plus Percentage Rent required to be paid by Tenant pursuant to this Lease during the calendar year immediately preceding such transaction; or (c) the Minimum Annual Rent payable in the first full year of the Lease Term, increased in accordance with the CPI Adjustment Procedures using the Rent Commencement Date as the Base Month and the effective date of such transaction as the Month of Adjustment. In no event shall the Minimum Annual Rent, as adjusted, be less than the Minimum Annual Rent in effect prior to the effective date of the Occupancy Transaction.

     15.6 Landlord's Right of First Refusal. If Tenant requests consent to an Occupancy Transaction in accordance with this Article, Landlord shall have the right to purchase the leasehold interest of Tenant in this Lease and the Premises (referred to in this Section as "Tenant's interest"), to the exclusion of the prospective Transferee, at the purchase price and terms offered by the prospective Transferee. Such right shall be exercisable by Landlord by giving Tenant notice of its election to purchase as provided in Section 15.4. Upon such election, the proposed Transferee shall have no right to purchase Tenant's interest, Landlord and Tenant shall execute an agreement setting forth the terms and conditions of the purchase, and the proposed Occupancy Transaction shall be deemed to have been disapproved. No failure of Landlord to elect to exercise its rights hereunder shall be construed as consent to the proposed Occupancy Transaction or a waiver of such rights with respect to any future proposed Occupancy Transaction.

     15.7  Nullity.  Any  Occupancy  Transaction   purportedly   consummated  in
violation of the provisions of this Article shall be null and void and of no force or effect.

     15.8 Permitted Occupancy Transactions. Notwithstanding anything to the contrary contained in this Article 15, so long as the Tenant (i) is the tenant entity named in Section 1.2 of this Lease and (ii) is not in default as provided in Section 15.2, Tenant shall have the right, without the prior written consent of Landlord, to enter into an Occupancy Transaction, other than an Encumbrance, with a person or entity which: [a] is Tenant's parent organization; or [b] is a wholly-owned subsidiary of Tenant; or [c] is a corporation of which Tenant or Tenant's parent organization owns in excess of fifty percent (50%) of the outstanding capital stock; or [d] as a result of a consolidation or merger with Tenant and/or Tenant's parent corporation shall own all the capital stock of Tenant or Tenant's parent corporation; or [e] purchases all or substantially all of Tenant's assets provided such acquisition includes at least ten (10) stores operating under the Trade Name (or a trade name similar to the Trade Name) permitted under this Lease; or [f] acquires stock constituting effective control of Tenant provided that at the time of such acquisition Tenant operates at least ten (10) stores under the Trade Name (or a trade name similar to the Trade Name) permitted under this Lease. Any Occupancy Transaction pursuant to [a], [b], [c], [d], [e], or [f] above shall be subject to the following conditions: (1) Tenant shall remain fully liable during the unexpired Lease Term; (2) any such Occupancy Transaction shall be subject to all of the terms, covenants and conditions of this Lease and any such Transferee shall expressly assume for the benefit of Landlord the obligations of Tenant under this Lease by a document prepared by Landlord; (3) the resulting entity pursuant to [d], [e], and [f] above shall have a net worth equal to or greater than Four Million Dollars
($4,000,000.00); (4) Tenant shall give Landlord notice of such Occupancy Transaction at least twenty (20) days prior to its effective date (which notice shall include all documentation necessary to verify the conditions contained in this paragraph); and (5) Tenant shall reimburse Landlord for Landlord's reasonable documentation fees incurred in conjunction with the processing and preparation of documentation for any such Occupancy Transaction, not to exceed One Thousand Dollars ($1,000.00) per occurrence.


                                    ARTICLE 16
                      DEFAULTS BY TENANT; LANDLORD REMEDIES

     16.1 Events of Default. The occurrence of any of the following shall constitute a default by Tenant and a breach of this Lease.

     (a) Failing or refusing to pay any amount of Minimum Annual Rent or Additional Rent when due in accordance with the provisions of this Lease;

     (b) Failing or refusing to occupy and operate the Premises in accordance with Sections 10.1 and 10.2 or conducting a going-out-of-business, liquidation or similar sale;

     (c) Failing or refusing to perform fully and promptly any covenant or condition of this Lease, other than those specified in subparagraphs (a) and (b) above or (d) below; or

     (d) Maintaining, committing, or permitting on the Premises waste or a nuisance in any twelve (12) consecutive month period in which Tenant has previously received one (1) or more notices of such violation; use of the Premises for an unlawful purpose; entering into an Occupancy Transaction contrary to the provisions of Article 15; failing to remain open for business as required by Section 10.2, on any occasion during a given year of the Lease Term in which Tenant has received three (3) or more notices of violations of said Section; and in the event the Permitted Use involves the sale and/or preparation of food, Tenant's failure to maintain a health department rating of "A" (or such other highest health department or similar rating as is available) for the second (2nd) time in any twelve (12) month period.

     16.2 Notices. Following the occurrence of any of the defaults specified in subparagraphs (a), (b) and (c) of Section 16.1, Landlord shall give Tenant, and any subtenant, a written notice specifying the nature of the default and demanding that Tenant, and any subtenant, either fully cure each such default within the time period specified in the correspondingly lettered subparagraphs below or quit the Premises and surrender the same to Landlord:

     (a) For nonpayment of Minimum Annual Rent or Additional Rent, the first two
(2) such notices in each calendar year will be ten (10) day notices, thereafter during such year five (5) days;

     (b)  For   breach  of   Sections   10.1  or  10.2  or  for   conducting   a
going-out-of-business, liquidation or similar sale, three (3) business ( i.e., Monday through Friday) days;

     (c) With regard to those defaults specified in subparagraph (c) of Section 16.1, a reasonable period not to exceed thirty (30) days; provided, however, that if such default cannot be cured within said time period, Tenant shall be deemed to have cured such default if Tenant so notifies Landlord in writing, commences cure of the default within said time period, thereafter diligently and in good faith continues with said cure and actually completes said cure (and upon request from Landlord, Tenant shall provide Landlord with written notice as to the progress of Tenant's cure); and

     (d) With regard to those defaults specified in subparagraph (d) of Section 16.1, Landlord shall give Tenant, and any subtenant, a written notice specifying the nature of the default and the provisions of this Lease breached and Landlord shall have the right to demand in said notice that Tenant quit the Premises within five (5) days.

     To the extent permitted by applicable state law, the time periods provided in this Section for cure of Tenant's defaults under this Lease or for surrender of the Premises shall be in lieu of, and not in addition to, any similar time periods prescribed by applicable state law as a condition precedent to the commencement of legal action against Tenant for possession of the Premises; provided, however, to the extent the foregoing is not permitted by applicable law, any notice under this Section shall run concurrently with, and not in addition to, any similar time periods prescribed by applicable law. Any notice given pursuant to this Section is in lieu of any written notice required by statute or law and Tenant waives (to the fullest extent permitted by law) the giving of any notice other than that provided for in this Section.

     16.3 Landlord's Rights and Remedies. Should Tenant fail to cure within the time periods specified in Section 16.2 any default specified in subparagraph
(a), (b) or (c) of Section 16.1, or fail to quit the Premises in accordance with subparagraph (d) of Section 16.2 with respect to any default specified in subparagraph (d) of Section 16.1, Landlord may exercise any of the following rights without further notice or demand of any kind to Tenant or any other person, except as required by applicable state law:

     (a) The right of Landlord to terminate this Lease and Tenant's right to possession of the Premises and to reenter the Premises, take possession thereof and remove all persons therefrom, following which Tenant shall have no further claim thereon or hereunder;

     (b) The right of Landlord, without terminating this Lease and Tenant's right to possession of the Premises, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid Rent which has become payable, or which may thereafter become payable; or

     (c) The right of Landlord, even though it may have reentered the Premises, in accordance with subparagraph (b) of this Section, to elect thereafter to terminate this Lease and Tenant's right to possession of the Premises.

     Should Landlord have reentered the Premises under the provisions of subparagraph (b) of this Section, Landlord shall not be deemed to have terminated this Lease or have accepted a surrender thereof by any such reentry, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease and Tenant's right to possession. Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer or eviction statutes of the state where the Shopping Center is located and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the serving of such notice and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease. In the event of any reentry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the merchandise, Improvements or Personal Property located therein and to place the same in storage at a public warehouse at the expense and risk of Tenant. The rights and remedies given to Landlord in this Section shall be additional and supplemental to all other rights or remedies which Landlord may have under laws in force when the default occurs.

         Landlord agrees that in the event Tenant defaults under this Lease and thereafter vacates the Premises, Landlord shall use its reasonable efforts to re-lease the Premises and mitigate monetary damages arising out of Tenant's default or breach of this Lease. Nothing herein, however, shall prohibit Landlord from leasing any other vacant premises before leasing the Premises hereunder, or from using its business judgment respecting the leasing of the Premises hereunder.

     16.4 Landlord's Damages. Should Landlord terminate this Lease and Tenant's right to possession of the Premises, pursuant to the provisions of subparagraphs
(a) or (c) of Section 16.3, Landlord may recover from Tenant as damages, all of the following:

     (a) The worth at the time of award of any unpaid Rent that had been earned at the time of such termination;

     (b) The worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves could have been reasonably avoided;

     (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided;

     (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs or expense incurred by Landlord in (i) retaking possession of the Premises, including reasonable attorney fees therefor, (ii) maintaining or preserving the Premises after such default, (iii) preparing the Premises for reletting to a new tenant, including repairs or demolitions to the Premises for such reletting, (iv) leasing commissions, and (v) any other costs necessary or appropriate to relet the Premises; and

     (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the state where the Shopping Center is located.

     As used in subparagraphs (a) and (b) of this Section, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in subparagraph (c) of this Section, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         All Additional Rent shall, for the purposes of calculating any amount due under the provisions of subparagraph (c) of this Section, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding thirty-six (36) month period, except that, if it becomes necessary to compute such Additional Rent before such a thirty-six (36) month period has occurred, then such Additional Rent shall be computed on the basis of the average monthly amount thereof accruing during such shorter period.

     16.5 Personal Property. In the event of Tenant's default, continuing during the length of said default, Landlord shall have the right to take the exclusive possession of any of Tenant's merchandise and/or Personal Property remaining on the Premises and to use the same free of rent or charge until all defaults have been cured or, at its option, to require Tenant to remove same forthwith. In the event of any reentry or taking possession of the Premises as provided in this Article, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the merchandise or Personal Property located therein and to place the same in storage at a public warehouse at the expense and risk of Tenant.

     Notwithstanding anything to the contrary contained herein, upon Tenant's written request therefor, provided such request is in connection with the remodel, alteration or merchandising of the Premises and provided Tenant is not in default under this Lease (beyond the applicable notice and cure period as provided in Article 16), Landlord shall subordinate its rights, on a form prepared by Landlord, in such Personal Property of Tenant to the rights of any fixture or equipment seller, lender or lessor (hereinafter "Lender") of Tenant, but only so long as Tenant is indebted to such Lender, provided such Lender agrees to (i) allow Landlord thirty (30) days to cure Tenant's default under the agreement between Tenant and Lender, (ii) provide Landlord with no less than five (5) days' written notice in the event of entry for repossession and shall have said Personal Property removed within five (5) days from the date of entry for repossession, (iii) remove the Personal Property promptly upon notification from Landlord in the event of default by Tenant under this Lease, (iv) be accompanied by a representative of center management during any such entry, and only during reasonable business hours, (v) repair all damage occasioned by any such repossession at Lender's sole expense, (vi) defend, indemnify and hold Landlord harmless from any claims made as a result of the removal of the Personal Property by Lender, (vii) dispose of or sell the property at some place other than the Shopping Center, and (viii) advise Landlord in writing within twenty (20) days after the expiration or earlier termination of the agreement between Lender and Tenant as to said Personal Property. In no event shall Landlord be under any obligation to assist in the repossession of such Personal Property. Tenant further agrees to reimburse Landlord, in advance, for Landlord's reasonable costs incurred in preparing the documentation referred to herein (not to exceed $500 per occurrence)

     16.6 Waiver of Rights of Redemption. Tenant expressly waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms, covenants, and conditions of this Lease or otherwise.


                                   ARTICLE 17
                     DEFAULTS BY LANDLORD; TENANT'S REMEDIES

     17.1 Default by Landlord. If Landlord fails to perform or observe any of the terms, covenants or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default from Tenant or, when more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice thereof from Tenant, said failure shall constitute a default by Landlord under this Lease.

     17.2 Notice to Mortgagees. If the Premises or any part thereof, or any interest of Landlord in this Lease or the Rent due hereunder, are at any time subject to any Mortgage (including but not limited to any Ground Lease) and if Tenant is given notice of the name and address of the Mortgagee, then Tenant shall give written notice of any Landlord's default to such Mortgagee, specifying the default in reasonable detail. If Landlord fails to cure such default within the applicable cure period, Tenant shall give written notice of such failure to such Mortgagee affording such Mortgagee the same opportunity to cure as provided Landlord in Section 17.1. If such Mortgagee does perform on behalf of Landlord, such default shall be deemed cured.

     17.3 Limitations on Remedies Against Landlord. In the event Tenant makes any Claim or asserts any cause of action against Landlord as a result of Landlord's default: (a) Tenant's sole and exclusive remedy shall be against the current rents, issues, profits, and other income Landlord receives from its operation of the Shopping Center, net of all current operating expenses, liabilities, reserves, and debt service associated with said operation ("Net Income" for purposes of this Section only), (b) no other real, personal or mixed property of Landlord, wherever located, shall be subject to levy on any judgment obtained against Landlord, (c) if such Net Income is insufficient to satisfy any judgment, Tenant will not institute any further action, suit, Claim or demand, in law or in equity, against Landlord for or on the account of such deficiency, and (d) Landlord's default shall not constitute consent by Landlord for Tenant to perform or observe such terms, covenants or conditions at Landlord's expense. The limitations set forth in this Section shall be applicable to, and enforceable by, Landlord and/or by any partner, trustee, officer, employee, agent or property manager of Landlord.

     17.4 Landlord's Exemption From Liability. Landlord shall not be liable for injury to Tenant's business or loss of income therefrom or for damage that may be sustained by the person, merchandise or Personal Property of Tenant, its employees, invitees, customers, agents or contractors or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the Utility Installations, Air Conditioning System or other components of the Premises or Shopping Center, or as a result of the exercise by Landlord of its rights under this Lease, except to the extent that such damage or loss is caused by Landlord's sole, active negligence or willful misconduct. Landlord makes no representations or warranties whatsoever with respect to any Air Conditioning System or Utility Installations existing as of the date hereof or in the future except as expressly provided in Section 2.1; provided, however, in no event is the foregoing intended to diminish Landlord's obligation to perform Landlord's Work subject to the specifications provided in Exhibit C. Landlord shall not be liable in damages or otherwise for any discontinuance, failure or interruption of service to the Premises of Utilities or the Air Conditioning System and Tenant shall have no right to terminate this Lease or withhold rent because of the same except as otherwise expressly provided for in this Section 17.4.
Landlord shall not be liable for any damages arising from any use, act or failure to act of any other tenant or occupant, if any, of the Shopping Center.

     Notwithstanding anything to the contrary contained in this Lease, if as a result of Landlord's or Landlord's agent's negligence, any utility or Air Conditioning System being furnished to Tenant is interrupted for more than seventy-two (72) consecutive hours, then commencing with the first full business day thereafter, there shall be an equitable abatement of Minimum Annual Rent and Additional Rent (except Percentage Rent) reflecting the extent Tenant's ability to conduct business in the Premises is impaired, continuing until such time as the utility service to the Premises is restored. Such abatement shall not affect any obligation of Tenant under this Lease to pay Percentage Rental.


                            ARTICLE 18 RECONSTRUCTION

     18.1 Insured Casualty. Upon the occurrence of an Insured Casualty to the Premises Landlord shall commence Reconstruction of Landlord's Work within ninety
(90) days after such occurrence (provided neither party has terminated as provided in this Section) and prosecute the same diligently to completion, and Tenant shall commence Reconstruction of Tenant's Work promptly upon completion of Landlord's Work and shall diligently prosecute the same to completion. In the event of a Major Destruction of the Premises as a result of an Insured Casualty during the last two (2) years of the Lease Term, Landlord and Tenant shall each have the option to terminate this Lease on written notice to the other of exercise thereof within thirty (30) days after such occurrence.

     18.2 Uninsured Casualty. Upon the occurrence of an Uninsured Casualty to the Premises, Landlord shall have the election, and shall within ninety (90) days following the date of such damage give Tenant written notice of Landlord's election, either to commence Reconstruction of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or not to perform such Reconstruction, in which event this Lease shall cease and terminate not later than sixty (60) days after Landlord's notice of its election to terminate. In the event of a Major Destruction of the Premises as a result of an Uninsured Casualty during the last two (2) years of the Lease Term, Tenant shall have the option to terminate this Lease on written notice to Landlord of exercise thereof within thirty (30) days after such occurrence.

     18.3 Construction Provisions. Reconstruction shall substantially conform to the provisions of Exhibit C and shall cover Landlord's Work and Tenant's Work. Landlord shall reconstruct the Premises only to the extent of Landlord's Work; Tenant, at its sole cost and expense, shall reconstruct Tenant's Work and shall replace its merchandise, Improvements and Personal Property.

     18.4 Release of Liability. In the event of termination under any of the provisions of this Article, both Landlord and Tenant shall be released from any liability or obligation under this Lease, except as otherwise provided for in this Lease, arising after the date of termination. In the event of termination, all proceeds from Tenant's insurance covering Tenant's Improvements, but excluding proceeds for Tenant's merchandise, the unamortized net cost to Tenant of its Improvements with a straight-line amortization schedule and an amortization period equal to the Lease Term, and Personal Property, shall be disbursed and paid to Landlord. In no event shall Tenant be entitled to share in Landlord's insurance proceeds or to take any action which would result in a reduction of Landlord's insurance proceeds.

     18.5 Abatement of Rent. In the event of an Insured Casualty or an Uninsured Casualty to the Premises, the recurrent Rent (except Percentage Rent) payable by Tenant shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired, commencing from the date of destruction and continuing during the period of Reconstruction or until the effective date of termination, as the case may be. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management, and the obligation of Tenant to pay Percentage Rent and non-recurrent Additional Rent shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises, Tenant's Personal Property, or any inconvenience or annoyance occasioned by such damage, Reconstruction or replacement.

     18.6 Major Destruction. Notwithstanding any of the foregoing provisions of this Article, should there be a Major Destruction of the Shopping Center at any time after the Effective Date, Landlord shall have the right to terminate this Lease on written notice to Tenant within ninety (90) days after such destruction. In no event shall Landlord terminate this Lease unless it terminates the leases of all Shopping Center tenants similarly affected by the casualty.

     18.7 Waiver of Inconsistent Statutes. Landlord and Tenant hereby waive any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises.


                            ARTICLE 19 EMINENT DOMAIN

     19.1 Total Taking. If the entire Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority or under threat of and in lieu of condemnation (hereinafter, "taken" or "taking"), this Lease shall terminate as of the date of such taking, and Landlord and Tenant shall have no further liability or obligation, except as otherwise provided for in this Lease, arising under this Lease after such date.

     19.2 Partial Taking; Right to Terminate. If more than twenty-five percent (25%) of the Floor Area of the Premises is taken, or if by reason of any taking, regardless of the amount so taken, the remainder of the Premises is not one undivided space or is rendered unusable for the Permitted Use, either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate the portion of the Premises taken, upon giving notice of such election within thirty (30) days after receipt by Tenant from Landlord of written notice that said Premises have been or will be so taken. In addition, if
(a) such a significant portion of the Shopping Center or Common Area is taken that, in Landlord's reasonable opinion, substantial restoration is required on the remaining portion, or (b) Landlord exercises its right to terminate its participation in the REA because of the taking of portions of the Casino(s) or the Shopping Center other than the Premises, the Landlord shall have the right to terminate this Lease upon thirty (30) days' written notice to Tenant. In the event of such termination, both Landlord and Tenant shall be released from any liability or obligation under this Lease, except as otherwise provided for in this Lease, arising after the date of termination. Landlord and Tenant shall, immediately after learning of any taking, give notice thereof to each other.

     19.3  Restoration.  If this Lease does not  terminate  pursuant to Sections
19.1 or 19.2 above, then Tenant shall continue to occupy that portion of the Premises not taken and the parties shall proceed as follows: (a) at Landlord's cost and expense and as soon as reasonably possible, Landlord shall restore the Premises remaining to a complete unit of like quality and character as existed prior to such appropriation or taking, and (b) the Minimum Annual Rent provided for in Article 1 shall be reduced on an equitable basis, taking into account the relative values of the portion taken as compared to the portion remaining. Tenant waives any statutory rights of termination that may arise because of any partial taking of the Premises.

     19.4 Award. Landlord shall be entitled to the entire condemnation award for any taking of the Premises, the Shopping Center or any part thereof. Tenant's right to receive any amounts separately awarded to Tenant directly from the condemning authority for the taking of its merchandise, Personal Property, relocation expenses and/or interests in other than the real property taken and/or the leasehold interest shall not be affected in any manner by the provisions of this Section, provided Tenant's award does not reduce or affect Landlord's award.


                                   ARTICLE 20
                       SUBORDINATION; ATTORNMENT; ESTOPPEL

     20.1 Subordination to Mortgage. This Lease and all of Tenants' rights hereunder are and shall be subject and subordinate to the first Mortgage and any secondary Mortgage approved by the first Mortgagee. The foregoing shall be self operative without the execution of additional documentation, however, within twenty (20) days after the receipt of a request from Landlord or any Mortgagee, Tenant shall confirm such subordination by executing a recordable subordination agreement in form and content reasonably satisfactory to Landlord and Landlord's Mortgagee. Tenant acknowledges that any Mortgagee has the right to subordinate at any time its Mortgage to this Lease and the leasehold estate, without Tenant's consent. Tenant shall, within twenty (20) days after written request therefor, execute and deliver such documents as are reasonably requested by the Mortgagee to confirm such subordination.

         Notwithstanding anything to the contrary contained herein, upon request from Tenant, Landlord shall request from any party seeking such superior position (with the exception of the existing Mortgagee) a non-disturbance agreement and attornment agreement to the effect that so long as Tenant pays the rentals due under this Lease and otherwise complies with the terms hereof, Tenant's occupancy hereunder shall not be disturbed. In no event shall Tenant's obligation to subordinate its rights hereunder be conditioned on the receipt of such agreement. Tenant shall be responsible for payment of any costs incurred in connection with obtaining the documentation requested hereunder.

         Concurrently with Tenant's execution of this Lease, Tenant shall execute the Subordination, Non-Disturbance and Attornment Agreement ("Subordination Agreement") attached hereto as Exhibit G. The Subordination Agreement shall be submitted to the Lender (as defined in Exhibit G) for review and execution by the Lender, at Lender's sole and absolute discretion. In no event shall the enforceability of this Lease be conditioned upon the execution by Lender of the Subordination Agreement. 20.2 Subordination to REA. Subject to
Section 2.2, this Lease and all of Tenant's rights hereunder are and shall be subject and subordinate to the REA and any amendments or modifications thereof. If the REA is not of record as of the date hereof, then this Lease shall automatically become subordinate to the REA upon recordation of the REA, and within twenty (20) days after the receipt of a request from Landlord or any Mortgagee, Tenant shall confirm such subordination by executing a recordable subordination agreement in form and content reasonably satisfactory to Landlord.

     20.3 Subordination to Ground Lease. Subject to Section 2.2, this Lease and all of Tenant's rights hereunder are and shall be subject and subordinate to the Ground Lease and any amendments or modifications thereof. If a Memorandum of Ground Lease is not of record as of the date hereof, then this Lease shall automatically become subordinate to the Ground Lease upon recordation of a Memorandum of Ground Lease, and within twenty (20) days after the receipt of a request from Landlord or any Mortgagee, Tenant shall confirm such subordination by executing a recordable subordination agreement in form and content reasonably satisfactory to Landlord.

     20.4 Attornment. If Landlord sells, transfers, or conveys its interest in the Premises or this Lease, or if the same is foreclosed judicially or nonjudicially, or otherwise acquired, by a Mortgagee (including, without limitation, Ground Lessor), upon the request and at the sole and absolute election of Landlord's successor, Tenant shall attorn to said successor, provided said successor accepts the Premises subject to this Lease. Tenant shall, upon request of Landlord or any Mortgagee (including, without limitation, Ground Lessor), execute an attornment agreement confirming the same, in form and substance reasonably acceptable to Landlord or Landlord's successor. This
Section 20.4 shall in no way be deemed a waiver by Tenant of any Claims for any predecessor's failure or bad faith refusal to provide any Security Deposit to its successor or to notify its successor of any amendment prior to the date that such successor's lien or interest first arose.

     20.5 Estoppel Certificate. Within twenty (20) days after request from Landlord, Tenant shall execute and deliver to Landlord an Estoppel Certificate with appropriate facts concerning the status of this Lease and Tenant's occupancy completed by Landlord, and with any exceptions thereto noted in writing by Tenant. Tenant's failure to execute and deliver the Estoppel Certificate within said twenty-day period shall be deemed to make conclusive and binding upon Tenant in favor of Landlord, Ground Lessor, and any potential Mortgagee or transferee the statements contained in such Estoppel Certificate without exception.

         Landlord shall upon request from Tenant (in connection with a proposed Occupancy Transaction under Article 15), but not more than twice per any calendar year, execute a statement certifying that (i) this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (ii) certifying the commencement and termination dates of the Lease Term, and (iii) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder or specifying such defaults if any are claimed.

                                   ARTICLE 21
                                 QUIET ENJOYMENT

     Landlord agrees that Tenant, upon paying the rent and performing the terms, covenants, and conditions of this Lease, may quietly have, hold, and enjoy the Premises from and after Landlord's delivery of the Premises to Tenant and until the end of the Lease Term, subject, however, to those matters to which this Lease is or shall become subordinate.


                                   ARTICLE 22
                                    CONSENTS

     Wherever in this Lease consent, approval or permission (collectively referred to in this Article as "consent") is required, such consent shall be given in writing and shall not be unreasonably withheld or delayed, unless otherwise expressly provided. Landlord shall not be deemed to have withheld its consent unreasonably where Landlord's right to give its consent is conditioned on Landlord obtaining the consent of any other person, entity, agency or Governmental Authority and such other person, entity, agency or Governmental Authority does withhold its consent. If Landlord fails to give any consent that a court later holds Landlord was required to give under the terms of this Lease, Tenant shall be entitled solely to specific performance and such other remedies as may be specifically reserved to Tenant under this Lease, but in no event shall Landlord be responsible for monetary damages (including incidental and consequential damages) for such failure to give consent unless said consent is withheld maliciously or in bad faith. The failure by Landlord to respond to any request for consent shall in no event be deemed either approval or refusal by Landlord.

                                   ARTICLE 23
                                     NOTICES

     Wherever in this Lease it shall be required or permitted that any notice, request, report, communication or demand (collectively, "notice") be given, served or transmitted by either party to this Lease to or on the other, such notice shall be in writing and shall be personally delivered or forwarded by certified mail, return receipt requested, or by nationally recognized courier service providing written confirmation of delivery, to the addresses of the parties specified in Section 1.12. Notice shall be deemed to have been given or served on the delivery date indicated by the United States Postal Service or courier service on the return receipt or on the date such delivery is refused or marked "undeliverable," unless Landlord or Tenant, as the case may be, is served personally, in which event the date of personal delivery shall be deemed the effective date of notice. Either party may change its address by providing written notice as specified herein; provided, however, that all addresses provided must be the actual street address of a residence or business establishment. The foregoing method of service shall be exclusive, and Landlord and Tenant waive, to the fullest extent permitted under law, the right to any other method of service required by any statute or law now or hereafter in force. Whenever multiple notices are sent or multiple methods of transmitting any notice are utilized, any time period that commences upon the giving or deemed giving of such notice shall commence upon the earliest date such delivery is effectuated, and such time shall not be extended by operation of law or otherwise because of any later delivery of the same notice.


                                   ARTICLE 24
                                  ATTORNEY FEES

         If either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the nonprevailing party in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorney fees and all costs and disbursements incurred therein by the prevailing party, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. The prevailing party shall recover all such fees, costs or disbursements as costs taxable by the court in the action or proceeding itself without the necessity for a cross-action by the prevailing party. In addition to the foregoing award of attorneys' fees, costs and disbursements to the prevailing party, the prevailing party shall be entitled to its attorneys' fees, costs and disbursements in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the termination of this Lease.

                          ARTICLE 25 GENERAL PROVISIONS

     25.1 Binding Effect. The parties hereto agree that all the provisions of this Lease are to be construed as covenants and agreements and, except as otherwise specified, that said provisions shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

     25.2 Right to Lease. Landlord shall have the absolute right to lease or permit the use or occupancy of space in the Shopping Center as Landlord shall determine in its sole and absolute judgment. Tenant does not rely on the fact, nor does Landlord represent, that there shall be any specific occupants or minimum occupancy level of space in the Shopping Center at any time (including, without limitation, Major Tenants).

     25.3 Shopping Center Configuration. Subject to Section 7.5, Tenant acknowledges that Exhibit A is for the purposes of convenience only and that Landlord reserves the right at any time during initial construction or thereafter to expand, reduce, remove, demolish, change, renovate or construct any existing or new improvements at the Shopping Center, including, without limitation, the Amusement Facility and/or the Enclosed Mall Gaming Areas.

     25.4 Claims by Brokers. Tenant warrants that all negotiations with respect to this Lease (including, without limitation, preliminary consideration of the Premises, relevant economics and final Lease provisions) were accomplished without the aid, intervention or employment of any broker or finder, of any kind (with the exception of BDH Associates). Tenant shall indemnify, protect, defend, and hold Landlord (and its partners, joint venturers, affiliates, shareholders, and property managers, and their respective officers, directors, employees, and agents) harmless from and against any and all Claims arising out of or in connection with any Claims made by any person claiming to be a broker or finder representing Tenant with regard to this Lease including, without limitation, Claims for commissions and all costs of enforcing this indemnity against Tenant.

     25.5 Exhibits. All exhibits attached hereto are incorporated herein and made a part of this Lease by reference as if fully set forth herein.

     25.6 Entire Agreement; Amendments to Lease. There are no oral or written agreements or representations between the parties hereto affecting this Lease not contained herein. This Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by, to, or between Landlord and Tenant and their respective agents and employees with respect to the subject matter thereof, and none shall be used to interpret, construe, supplement or contradict this Lease. This Lease, and all amendments thereto, shall be considered to be the only agreement between the parties hereto and their representatives and agents. To be effective and binding on Landlord and Tenant, any amendment to the provisions of this Lease must be in writing and executed by both parties in the same manner as this Lease itself. Any amendment to this Lease shall be prepared by Landlord. Tenant shall reimburse Landlord on demand for Landlord's reasonable costs, including attorney fees, incurred in the preparation and handling of any amendment to this Lease requested by Tenant.

     25.7 Force Majeure. The occurrence of any of the following events shall excuse such obligations of Landlord or Tenant as are thereby rendered impossible or reasonably impracticable for so long as such obligation remains impossible or reasonably impracticable to perform: strikes, lockouts, labor disputes, acts of God, inability to obtain labor, materials or reasonable substitutes therefor, governmental restrictions, regulations or controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform. Notwithstanding the foregoing (a) the occurrence of such events shall not excuse Tenant's obligations to pay Rent or excuse such obligations as this Lease may otherwise impose on the party to obey, remedy or avoid such event, provided, however, that delays in opening for business resulting from reasons set forth herein shall abate Tenant's obligation to initially open for business and commence payment of Rent for a period equal to the length of such delay and (b), should the work performed by Tenant or Tenant's contractor result in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse Tenant's performance or obligation to pay Rent.

     25.8 Venue. The laws of the state where the Shopping Center is located shall govern the validity, performance, and enforcement of this Lease. Landlord and Tenant consent to personal jurisdiction and venue in the state and judicial district in which the Shopping Center is located.

     25.9 Labor Disputes. Tenant shall construct, or cause Tenant's contractor to construct, all Improvements in such a manner as to avoid any labor dispute that causes or is likely to cause stoppage or impairment of work, deliveries or any other services in the Shopping Center. If there shall be any such stoppage or impairment as the result of any such labor dispute or potential labor dispute, Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including, without limitation, (a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking a temporary restraining order and other injunctive relief with regard to illegal union activities or a breach of contract between Tenant and Tenant's contractor, and (c) filing appropriate unfair labor practice charges.

     25.10 Bankruptcy. Federal bankruptcy code shall govern with respect to this Lease and in no event shall any provision of this Lease be deemed to be a waiver by either party of its rights under such code.

     25.11 No Presumption. Although the provisions of this Lease were drafted primarily by Landlord, the parties hereto agree that such fact shall not create any presumption, construction or implication favoring the position of either Landlord or Tenant. The parties agree that any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, construction or implication, including, without limitation, any implication that the parties intended thereby to state the opposite of the deleted language. The captions of the Articles and Sections of this Lease are for convenience only, are not operative parts of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

     25.12 No Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be deemed a waiver of such term, covenant or condition of any subsequent breach thereof, or of any other term, covenant or condition contained in this Lease. The consent to or approval by Landlord or Tenant of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary Landlord's or Tenant's consent to or approval of any subsequent similar act by the other party. Landlord's subsequent acceptance of partial Rent or performance by Tenant shall not be deemed to be an accord and satisfaction or a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of this Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of Landlord's acceptance. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing and executed by such party.

     25.13 Nondiscrimination. Landlord and Tenant covenant for themselves, their heirs, executors, administrators, successors, and assigns and all persons claiming under or through them, that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, religion, creed, sex, marital status, sexual orientation, national origin, ancestry, age, physical handicap or medical condition, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, and Tenant and any person claiming under or through Tenant shall not establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, subtenants, licensees, vendees or customers in the Premises.

     25.14 Parties. If two (2) or more persons or corporations execute this Lease as Tenant, the word "Tenant" as used in this Lease shall refer to all such persons or corporations, and the liability of such persons or corporations for compliance with and performance of all the terms, covenants, and conditions of this Lease shall be joint and several. The masculine pronoun used herein shall include the feminine or the neuter, as the case may be, and the use of the singular shall include the plural.

     25.15 Real Estate Investment Trust. During the Lease Term or any extension thereof, should a real estate investment trust become Landlord hereunder, all provisions of this Lease shall remain in full force and effect except as modified by this Section. If Landlord in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease, and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (a) increase the monetary obligations, decrease the rights, or materially increase any other obligations, of Tenant pursuant to this Lease or (b) in any other manner adversely affect Tenant's interest in the Premises.

     25.16 Relationship of the Parties. Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, principal-agent, or employer-employee relationship between Landlord and any other person or entity (including, without limitation, Tenant) or as causing Landlord to be responsible in any way for the debts or obligations of such other person or entity.

     25.17 Sale or Mortgage by Landlord. If Landlord, at any time, sells, conveys, transfers or otherwise divests itself or is divested of its interest ("transfer") in the Premises, other than a transfer for security purposes only, Landlord shall be relieved of all obligations and liabilities accruing hereunder after the effective date of said transfer, provided that any Security Deposit or other funds of Tenant then being held by Landlord are delivered to Landlord's successor. The obligations to be performed by Landlord hereunder shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

     25.18 Severability. If any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease, and all such other provisions shall remain in full force and effect. It is the intention of the parties hereto that, if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning that renders it valid.

     25.19 Time of Essence. Time is of the essence in the performance of all covenants and conditions of this Lease.

     25.20 Waiver of Trial by Jury. Landlord and Tenant hereby waive any and all rights to a trial by jury in any action, proceeding or counterclaim (including any claim for injury or damage and any emergency and other statutory remedy in respect thereof) brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant's use or occupancy of the Premises.

     25.21 Warranty of Authority. Tenant represents, covenants, and warrants to Landlord as of the Effective Date that the signatories signing on behalf of Tenant have the requisite authority to bind Tenant. Further, if the Tenant is a corporation, Tenant represents, covenants, and warrants to Landlord that: (a) as of the Effective Date, Tenant is a duly constituted corporation in good standing and qualified to do business in the state where the Shopping Center is located,
(b) Tenant has paid all applicable franchise and corporate taxes, and (c) Tenant will file when due all forms, reports, fees, and other documents necessary to comply with applicable laws.

     25.22 Tenant's Financial Statements. On a quarterly basis, Tenant shall submit copies of Tenant's Form 10-QB quarterly report to Landlord, in care of the Chief Financial Officer of TrizecHahn Centers (or any other individual Landlord notifies Tenant of in writing at a later date), at the address specified in Section 1.12 within sixty (60) days of filing said report with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Failing or refusing to comply with this Section
25.22 within ten (10) days of Landlord's written request, shall constitute a default by Tenant and a breach of this Lease.

                                   ARTICLE 26
                                SECURITY DEPOSIT

     26.1 Payment. On or before the Effective Date, Tenant shall pay Landlord the Security Deposit as security for the faithful performance by Tenant of all of its obligations under this Lease. Landlord shall not be required to hold the Security Deposit and, if Landlord does hold the Security Deposit, Landlord shall not be liable for interest, except as required herein and shall not be required to hold the Security Deposit in a segregated account except as may be required by applicable law or any Mortgagee. Anything to the contrary notwithstanding contained in Article 26, upon receipt from Tenant of the sum of Twenty-Seven Thousand Eighty-Eight and 86/100 Dollars ($27,088.86), Landlord shall deposit such sum in an interest bearing account with a federally insured bank or savings and loan association. Landlord shall hold the account as a Security Deposit under the terms and conditions set forth in Article 26. All interest or earnings accruing on Tenant's Security Deposit from said account shall be paid to Tenant at the end of each year of the Lease Term, within thirty (30) days of Tenant's written request therefor, provided Tenant is not, and has not been, in default under the terms of the Lease during the preceding year.

     26.2 Application. If any of the rentals herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid or paid by Landlord on behalf of Tenant, or if Tenant shall fail to perform any of its obligations under this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply all or a portion of the Security Deposit to compensate Landlord for Minimum Annual Rent, Additional Rent, loss or damage sustained by Landlord, and Tenant shall forthwith restore said Security Deposit to the original sum deposited. Should Tenant comply with all of said obligations and promptly pay all the rentals when due and all other sums payable by Tenant to Landlord, the Security Deposit shall be refunded in full to Tenant at the expiration or earlier termination of the Lease Term, subject to the provisions of Section 26.3.

     26.3 Return of Security Deposit. Provided Tenant (i) initially opens for business within sixty (60) days of the time limits set forth in Section 11.1;
(ii) is not currently in default, which default remains uncured for the time period set forth in Section 16.2, nor has been in default of any of the terms or provisions of this Lease during the Lease Term beyond the time period to cure as set forth in Section 16.2; (iii) is the tenant entity specified in Article 1, or any permitted Transferee pursuant to Article 15, Section 15.8 of this Lease; and
(iv) has a net worth and working capital equal to or greater than Tenant's net worth and working capital as of the Effective Date, then at the end of the thirty-sixth (36th) full month of the Lease Term and upon Tenant's written request, Landlord shall apply the Security Deposit to Tenant's Minimum Annual Rent beginning with the Minimum Annual Rent due on the first (1st) day of the calendar month following Landlord's receipt of Tenant's written request and continuing each subsequent month until the entire Security Deposit has been exhausted and further provided that during the months the Security Deposit is applied to Minimum Annual Rent, Tenant shall pay all other charges called for in the manner provided for in this Lease. In the event Tenant is or has been in default beyond the time period to cure as set forth in Section 16.2, does not comply with the conditions set forth in this Lease, or if Tenant's net worth and working capital is not equal to or greater than Tenant's net worth and working capital as of the Effective Date, the Security Deposit shall be retained by Landlord until the expiration or earlier termination of this Lease.

FASHION OUTLET OF LAS VEGAS ASSOCIATES,
a Nevada general partnership

By: TrizecHahn Factory Shops Inc.,
a Delaware corporation,
as managing general partner

By: TrizecHahn Centers Management Inc.,
a California corporation,
as its attorney-in-fact

By:
Name:
Title:

By:
Name:
Title:
LANDLORD




TOYS INTERNATIONAL,
a California corporation


By:

Name:
(Type or Print Name)
Title:

By:

Name:
(Type or Print Name)
Title:
TENANT

                                    EXHIBIT B
                                  DEFINED TERMS


     Unless otherwise indicated, all references to Articles and Sections shall be deemed to refer to Articles and Sections of this Lease.

     "Additional Rent" means all sums of money required to be paid by Tenant under this Lease with the exception of Minimum Annual Rent.

     "Administrative Fee" means an amount equal to fifteen percent (15%) of the amount of expenses or other amounts with respect to which the Administrative Fee is payable as set forth in particular Articles and Sections of this Lease.

     "Air Conditioning Charge" is defined in Section 6.6.

     "Air Conditioning System" means the air conditioning system serving the Premises either exclusively or in common with other tenants of the Shopping Center, including all pipes, ducts, machinery, fans, coolers, chillers, condensers, and other equipment used in connection therewith.

     "Amortization of Capital Items" shall mean the amortization of any capital item costing Twenty-Five Thousand Dollars ($25,000) or more with a useful life (as determined in accordance with generally accepted accounting principles) in excess of five (5) years. Amortization shall be, in lieu of the full cost of such item, over said useful life and shall include an interest factor based on the Interest Rate.

     "Amusement Facility" means any amusement facility (by way of example, a roller coaster or thrill ride) that may, at Landlord's sole and absolute discretion, be operated in the Shopping Center.

     "Associated Person" is defined in Section 9.4(c).

     "Breakpoint" for any specific period means the amount obtained by dividing the Minimum Annual Rent payable during such period by the percentage set forth in Section 1.10 for the calculation of Percentage Rent.

     "CFM" means cubic feet of air per minute.

     "CPI Adjustment Procedures" shall mean the method by which adjustments shall be made to a sum of money Tenant must pay Landlord ("Base Amount") in accordance with percentage increases, if any, in the Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers, U.S. City Average, Subgroup "All Items" (1982-84 = 100), referred to herein as the "Index." The procedure for making such adjustments shall be to increase the Base Amount by a percentage equal to the percentage increase, if any, in the Index for the Month of Adjustment as compared to the Index for the Base Month. The terms "Month of Adjustment" and "Base Month," as used herein, are defined in the applicable Articles of this Lease. If at any time there is no Index, Landlord shall substitute any official index published by the Bureau of Labor Statistics or by such successor or similar governmental agency as may then be in existence and shall be most nearly equivalent thereto.

     "Casino(s)" means the hotel/casino operation(s) located adjacent to the Shopping Center.

     "Change of Control" means the transfer by sale, assignment, death, incompetency, mortgage, deed of trust, trust, operation of law, or otherwise of any shares, voting rights or ownership interests which will result in a change in the identity of the person or persons exercising, or who may exercise, effective control of Tenant, unless such change results from the trading of shares listed on a recognized public stock exchange. If Tenant is a private corporation whose stock becomes publicly held, the transfers of such stock from private to public ownership shall not be deemed a Change of Control. Notwithstanding the foregoing to the contrary, any transfer of stock in Tenant's corporation between present stockholders, to family members of present stockholders, or for bona fide estate planning purposes shall not be deemed a Change of Control so long as the Tenant entity does not change as a result of such transfer.

     "Claims" means any claim, demand, investigation, proceeding, action, suit, judgment, award, fine, lien, loss, damage, expense, charge or cost of any kind or character and liability (including reasonable attorney fees and court costs).

     "Commencement Date" means the earlier to occur of (i) the date Landlord tenders possession of the Premises to Tenant or Tenant's agent or (ii) the date Tenant or Tenant's agent occupies the Premises for any purpose.

     "Common Area" means all improved and unimproved areas within the boundaries of the Shopping Center (including additional land acquired by Landlord) which are made available from time to time for the general use, convenience, and benefit of Landlord, other persons entitled to occupy any portion of the Shopping Center and/or their customers, patrons, employees, and invitees, including, without limitation, all automobile parking areas and structures, floors, ceilings, roofs, skylights, windows, driveways, open or enclosed malls, food court seating areas, sidewalks, curbs, and landscaped areas, and such public transportation facilities and landscaped areas as are contiguous with and benefit the Shopping Center. "Common Area Expenses" is defined in Section 7.3.

     "Construction Allowance" means that amount, if any, payable by Landlord in accordance with Exhibit C-Addendum.

     "Denial" is defined in Section 9.4(c).

     "Effective Date" means the earlier of (i) the Execution Date or (ii) the Commencement Date.

     "Enclosed Mall Gaming Areas" means areas located within the Common Area designated by Landlord for gaming.

     "Encumbrance" means any conditional, contingent or deferred assignment, sublease or conveyance voluntarily made by Tenant of some or all of Tenant's interest, rights or duties in this Lease or the Premises, including Tenant's right to use, occupy or possess the Premises, in whole or in part, including, without limitation, any mortgage, deed of trust, pledge, hypothecation, lien, franchise, license, concession or other security arrangement.

     "Engineered Value" means the total CFM, or the total GPM, which Tenant has calculated under Exhibit F as necessary for supply to the Premises, or which have been calculated as necessary for supply to other leasable premises in the Shopping Center.

     "Estoppel Certificate" means a document stipulation substantially in the form of Exhibit E.

     "Execution Date" means that date set forth in the first paragraph of this Lease upon which this Lease is fully executed by Landlord and Tenant.

     "Exhibit C Rent" means the rental payable by Tenant for Landlord's Work and is more specifically set forth in Section 1.15.

     "Expiration Date" means that date set forth in Section 1.7.

     "Floor Area" means the square footage of the Premises described in Article 1 (or, where applicable, of other premises located in a building or buildings of the Shopping Center) without deduction for the width of or space occupied by air conditioning units that exclusively serve and are located within the Premises and/or by columns, sprinkler risers, roof drains, structural braces, expansion joints and/or shear walls, measured from the exterior surface of building walls (and extensions thereof, in the case of openings), from the exterior surface of Perimeter Demising Partitions, from the center line of Interior Demising Partitions or vertical neutral strips and from any Lease Line, all of which form the perimeter of the Premises.

     "Food Court" means that area, if any, of the Shopping Center for which specific Common Area is designated by Landlord, in its sole and absolute discretion, for the purpose of providing facilities to accommodate the consumption of food and beverages by customers of food use tenants in the Shopping Center.

     "Food Court Expenses" means Common Area Expenses which are attributable solely to the operation and use of the Food Court.

     "GPM" means gallons of water or fluid per minute.

     "Gaming Activities" means any use, operation, business or other activity which requires a license or a determination of suitability, approval or permit from any Gaming Authority.

     "Gaming Authority" means the Nevada Gaming Commission, and/or the Nevada State Gaming Control Board, and/or the Clark County Liquor and Gaming License Board, and/or any other agency or authority of the State of Nevada regulating the business of gambling.

     "Governmental Authority" means any federal, state, county, city or local governmental board, body or agency having jurisdiction over the Premises or the Shopping Center or any part thereof.

     "Gross Sales" means the proceeds of all sales and/or other revenue derived or made from the Premises adjusted to exclude or deduct, as applicable, Gross Sales Adjustments and including, without limitation, merchandise, goods and/or services sold, leased, licensed or otherwise transferred in or from the Premises by Tenant, its subtenants, licensees, and concessionaires, whether for cash or on credit and whether made by store personnel or by approved vending or gaming machines. Gross Sales shall not include any government imposed taxes upon the sale of merchandise or services which are collected separately from the selling price and paid directly to the taxing authority. All sales and/or revenue originating at the Premises shall be considered Gross Sales, even though bookkeeping and payment of the account may be transferred to another place for collection and even though actual filling and/or delivery of the merchandise may be made from a place other than the Premises. Each sale upon installments or credit shall be treated as a sale for the full sale price at the time of sale. Gift Certificates shall be included in Gross Sales upon the redemption of same at the Premises.

     "Gross Sales Adjustments" means the following items but same shall be deducted (as opposed to excluded) from Gross Sales only to the extent previously reported as Gross Sales: interest, service or sales carrying charges collected separately from the selling price and paid by customers to Tenant for extension of credit; the selling price of all merchandise returned by customers and accepted for full credit or the amount of discounts made thereon; sums and credits received in the settlement of Claims for loss or damage to merchandise; the price allowed on merchandise traded in by customers for credit or the amount of credit for discounts and allowances made in lieu of acceptance thereof; alteration workroom charges and delivery charges at Tenant's cost and collected separately from the selling price; receipts from vending machines installed solely for Tenant's employees; transfers of merchandise between Tenant's stores, and sales of fixtures, equipment or property which are not stock in trade. In addition, the following may be included as a Gross Sales Adjustment (but shall be deducted (as opposed to excluded) from Gross Sales only to the extent previously reported as Gross Sales); provided that (i) through (iii) below shall not exceed a total of two percent (2%) of Tenant's Gross Sales in any single calendar year:

     (i) Bad checks and/or debts, provided that if subsequently collected, said checks and/or debts shall be included within Gross Sales in the calendar year in which subsequently collected;

     (ii) The discount permitted on sales to employees actually employed at the Premises; and

     (iii) Fees paid by Tenant to credit card companies and/or banking institutions in accordance with credit card purchase plans.

     "Ground Lease" means the agreement(s) whereby Landlord holds a leasehold interest in the land (or any part thereof) on which the Shopping Center is located.

     "Ground Lessor" means the lessor under the Ground Lease.

     "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material or waste, or toxic substance under any Hazardous Materials Law, (b) is regulated, controlled or governed by any Hazardous Materials Law or other Legal Requirement, (c) is petroleum or a petroleum product, or (d) is asbestos, formaldehyde, radioactive material, drug, bacteria, virus, or other injurious or potentially injurious material (by itself or in combination with other materials).

     "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises or the Shopping Center, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the California Hazardous Waste Control Act, the Carpenter-Presley-Tanner Hazardous Substances Account Act, the Porter-Cologne Water Quality Control Act, Nevada Revised Statues ("NRS") Ch. 459, NRS Sections 618.750-618.850 inclusive, NRS Section 477.045, any other Legal Requirement concerning hazardous or toxic substances, and any amendments to the foregoing.

     "Improvements"   means   all   permanent   and   nonstructural    fixtures,
installations, alterations, replacements, additions, changes and/or improvements to the Premises.

     "Initial  Assessment"  means  the sum  payable  by  Tenant  as set forth in
Section 1.16 and provided for in Section 8.4.

     "Insured Casualty" means damage or destruction the repair of which is covered to the extent of at least fifty percent (50%) of the replacement cost thereof (with deductibles, self-insurance and co-insurance being deemed to be "covered") by insurance proceeds received by or made available to Landlord pursuant to any insurance policy actually carried or required to be carried by Landlord under the terms of this Lease.

     "Interest Rate" means the lesser of (i) the maximum lawful rate permitted by usury or similar law in the State in which the Shopping Center is located to be charged by Landlord to Tenant, or (ii) two percent (2%) above the annualized rate of interest publicly announced from time to time by Bank of America NT&SA in San Francisco, California, as its "prime rate" or "reference rate," and such interest shall be computed on the basis of monthly compounding with actual days elapsed compared to a 360-day year.

     "Interior Demising Partitions" means partitions separating the Premises from adjacent space occupied or intended to be occupied by another tenant.

     "Interior Mall" means that portion of the Common Area, if any, which is located in the interior facing portion of the Shopping Center.

     "Interior Mall Expenses" shall mean Common Area Expenses which are attributable solely to the operation and use of the Interior Mall.

     "Landlord" is defined in Article 1.

     "Landlord's Work" is defined in Exhibit C.

     "Lease Line" means any imaginary or defined line which separates the Premises from all areas of the Shopping Center other than the premises of adjacent tenants and which is shown in the Tenant Package.

     "Lease Term" is defined in Section 3.1.

     "Legal Requirement" means, to the extent applicable, (i) any law, statute, ordinance, regulation, rule, requirement, order, court decision or procedural requirement of any Governmental Authority, (ii) the rules and regulations of the applicable governmental insurance authority or any similar body, (iii) the requirements of the REA and/or the Ground Lease (including, but not limited to, water conservation measures required thereunder), and (iv) the reasonable requirements of any Mortgagee. References herein to "law" or "lawful" include Legal Requirements or the full and strict compliance with Legal Requirements, as applicable.

     "Licensees" means occupants of Floor Area pursuant to occupancy agreements with terms of less than one (1) year.

     "Licensees' Contribution" means the contribution that Landlord has agreed to make in an amount equal to five percent (5%) of the license fee income received by Landlord from Licensees during a calendar year.

     "Licensees' Floor Area" means the Floor Area occupied by Licensees.

     "Major Destruction" means destruction (whether or not an Insured Casualty) to an extent of more than twenty-five percent (25%) of the full replacement cost of the Premises, the Casino, or Shopping Center, as the case may be, as of the date of destruction, or destruction to the Shopping Center that results in the termination of the leases of tenants therein representing more than twenty-five percent (25%) of the Floor Area thereof.

     "Major Tenants" means collectively (i) any premises (or the occupants thereof) at the Shopping Center used primarily for events, meetings, and operations conducted on a nonprofit basis for the benefit of the community, and
(ii) premises (or the occupants thereof) that contain at least ten thousand (10,000) square feet of contiguous (i.e., not separated by Interior Demising Partitions) Floor Area.

     "Major Tenants' Floor Area" means the Floor Area of the Major Tenants.

     "Mall Tenants" means those tenants occupying premises in the Shopping Center that front onto the Interior Mall.

     "Manufacturer's Outlet" means a retail store selling brand name merchandise manufactured by, or exclusively for, Tenant and/or sold in Tenant's full price retail stores, and discounted by an average of twenty-five percent (25%) from the actual, full retail price (exclusive of sales prices) thereof as offered in Tenant's (or Tenant's affiliates') full price retail stores.

     "Marketing  Assessment"  means  the sum  payable  by Tenant as set forth in
Section 1.11 and provided for in Article 8.

     "Marketing Fund" is defined in Section 8.1.

     "Merchants' Association" is defined in Section 8.1.

     "Minimum Annual Rent" means the rental payable by Tenant for the use and occupancy of the Premises and is more specifically set forth in Section 1.9.

     "Mortgage" means any mortgage, deed of trust, assignment, security agreement, conditional sale contract or other encumbrance or hypothecation of any of Landlord's interest in the real and personal property comprising the Shopping Center (including all subsequent amendments, modifications, and advances thereto), including an assignment or encumbrance of Landlord's interest in this Lease and the rents and profits derived therefrom. "Mortgage" shall also include the Ground Lease or similar instrument whereby Landlord holds a leasehold interest in the Shopping Center or any part thereof.

     "Mortgagee" means the holder/trustee, beneficiary or assignee of any Mortgage, or any lessor under any ground lease or similar instrument.

     "Occupancy Transaction" means any Transfer, Encumbrance, Change of Control, or other arrangement whereby the identity of the person or persons using, occupying or possessing the Premises changes or may change, whether such change be of an immediate, deferred, conditional, exclusive, nonexclusive, permanent or temporary nature.

     "Percentage  Rent"  means  the  rental  payable  by  Tenant as set forth in
Section 1.10 and pursuant to Section 4.3.

     "Perimeter Demising Partitions" means partitions separating the Premises from the Common Area.

     "Permitted Contractor" is defined in Exhibit C, Section V.A.

     "Permitted  Use" means the  permitted  use of the  Premises as set forth in
Section 1.13.

     "Personal Property" means trade fixtures, furniture, furnishings, signs, and other personal property not permanently affixed to the Premises.

     "Phase I" means the Shopping Center as shown on Exhibit A.

     "Phase II" means the subsequent expansion, if any, of the Shopping Center after the construction of Phase I.

     "Premises" means the commercial space described in Section 1.4 from the top of the floor to the underside of the structure above and exclusive of such conduits, facilities, and structures as may be located in the Premises for the use and benefit of Landlord and/or other tenants.

     "REA" means that certain document entitled "Construction, Operation and Reciprocal Easement Agreement" (or such other similar title) respecting the certain rights and obligations of the Landlord, the owner or owners of the Casino, and/or the owner or owners of the real property comprising all or a portion of the Shopping Center or the Shopping Center and the Casino property, which has been or will be recorded against such real property and as amended, supplemented and/or restated from time to time.

     "Reconstruction" means demolition, stabilization, repair, reconstruction, and restoration of the Premises, Building or Shopping Center, as the case may be, resulting from an Insured Casualty or Uninsured Casualty.

     "Rent" means all amounts of Minimum Annual Rent and Additional Rent required to be paid by Tenant under this Lease.

     "Rent Commencement Date" means that date determined as set forth in Section 1.8.

     "Responsible Officer" of Tenant shall mean all individuals doing business as Tenant, an individual general partner if Tenant is a partnership, a responsible officer of Tenant if Tenant is a corporation, or a responsible officer of any corporate general partner of Tenant if Tenant is a partnership with one or more corporate partners.

     "Security  Deposit"  means the amount,  if any,  specifically  set forth in
Section 1.14.

     "Shopping Center" means that commercial property named in Section 1.4 of this Lease, as the same may from time to time be expanded, reduced, altered, reconstructed or otherwise changed.

     "Substantial Completion" means the date Landlord notifies Tenant that Landlord's Work has been completed to the point where Tenant may commence construction of Tenant's Work, it being understood that Landlord will not complete all items of Landlord's Work until Tenant has completed portions of Tenant's Work to the point where Landlord may reenter the Premises and complete Landlord's Work.

     "Target Delivery Date" means that date set forth in Section 1.6.

     "Tenant Package" means (i) the tenant design manual/package and (ii) technical handbook setting forth specific criteria for Tenant's Work, as either may be amended from time to time. The Tenant Package shall provide for architectural, construction, mechanical, and Utilities standards, specifications and criteria established by Landlord, from time to time, for the Shopping Center, including, without limitation, standards, specifications, and criteria for storefronts, interior improvements, and signs.

     "Tenant's Work" is defined in Exhibit C and the Tenant Package.

     "Tenant's Plans" means calculations, specifications, designs, and drawings which pertain to Tenant's Work and/or other Improvements and which are described in Exhibit C, Description of Tenant's Work.

     "Trade Name" means the name set forth in Section 1.3.

     "Transfer" means any voluntary, unconditional, and present (i) assignment of some or all of Tenant's interest, rights, and duties in this Lease and the Premises, including Tenant's right to use, occupy, and possess the Premises, or
(ii) sublease of Tenant's right to use, occupy, and possess the Premises, in whole or in part.

     "Transferee"   means   the   proposed   assignee,   sublessee,   mortgagee,
beneficiary, pledgee or other recipient of Tenant's interest, rights or duties in this Lease or the Premises in an Occupancy Transaction.

     "Uninsured Casualty" means damage or destruction that is not an Insured Casualty.

     "Utilities" means the services of sewage removal and treatment, treatment and delivery of water, electricity, natural gas (if permitted by Landlord), telephone service and other services such as satellite data transmission, cable systems, and security systems.

     "Utilities Charge" is defined in Section 6.3.

     "Utility Installations" means any and all systems, machinery, facilities, installations, supply lines, transformers, pipes, conduits, ducts, penetrations, components, appurtenances, and equipment used in or in connection with the Shopping Center for the generation or supply of Utilities.

                                    EXHIBIT C
                           FASHION OUTLET OF LAS VEGAS
                                  PRIMM, NEVADA

      PROVISIONS RELATING TO THE DESIGN AND CONSTRUCTION OF TENANT'S STORE


I.       DESCRIPTION OF LANDLORD'S WORK.

     A. General. "Landlord's Work" shall be limited to the performance of the improvements described in this Section I.

     B. Structure. Landlord's architect shall design the building in which the Premises are located. Said building shall be constructed and sprinklered in accordance with the building codes in effect in the jurisdiction where the Shopping Center is located as of the time of the initial construction of the Shopping Center. Construction of the building in which the Premises are located shall not be less than Type I. Exterior walls shall be masonry, metal studs and plaster or such other material or materials as Landlord's architect shall select.

     C. Vanilla Shell. Landlord shall perform the following "Vanilla Shell" work:

     1. Partitions. Landlord shall provide partitions separating the restroom (pursuant to Paragraph 4 below) from the remainder of the Premises, as well as Interior Demising Partitions and Perimeter Demising Partitions, as applicable. All such demising partitions shall be unfinished masonry, concrete, or metal studs, at Landlord's option, twenty four inches (24") on center and to the underside of the structure above, or to a height of fourteen feet six inches (14'-6"), and shall include 5/8" type x gypboard, taped, textured and ready for paint. Where such partitions fall on structural column lines, braces or expansion joints, projections may occur. A vertical neutral strip will be located at the storefront area, between stores. A bulkhead will be located above the Premises storefront at a minimum height of twelve feet (12'-O") and a maximum height of fourteen feet (14'-O") above finished floor. The neutral strip and bulkhead shall be finished within the interior of the Premises by 5/8" type x gypboard, taped, textured and ready for paint, and the finish facing the enclosed mall shall be in keeping with the mall decor.

     2. Floor. Concrete floor slabs within the interior of the Premises and in any entranceways shall have a smooth finish. Such floor shall be on a single plane without depressions or raised areas.

     3. Ceiling. Landlord shall leave the ceiling area exposed to the structure above. At Landlord's option, thermal insulation, fire proofing, electrical conduits, air conditioning ducts, plumbing pipes, fire sprinkler piping, etc. will be exposed on the underside of the building structure.

     4. Restroom. Landlord shall construct one (1) restroom in the Premises, except for premises located within a Food Court (if any) in which case a public restroom will be located within two hundred feet (200') of any such premises. The restroom to be located in the Premises shall be constructed to meet the current handicap requirements and shall include the following:


     a. Flooring shall be sheet vinyl with coved base.

     b. Walls shall be 5/8" gypboard, taped, textured and painted.


     c. Ceiling shall be 5/8" gypboard, taped, textured and painted.

     d. Door, one (1) 2'-6" x 7"-O" solid core wood, installed in a prefabricated metal frame, bath type lockset and a door closure. e. Plumbing, one (1) water closet (tank type), one (1) lavatory sink (wall mounted). f. Electrical, one (1) light fixture with utility outlet (wall mounted above the lavatory sink) and switched adjacent to door.


     g. Mirror, one (1) 18" x 24" (wall mounted) above lavatory sink.

     h. Ventilation, one (1) vent connected to a common vent system.

     i. Handicap grab bars as required by code.

     j. One (1) toilet paper holder.

     k. One (1) two and one-half (2 1/2) gallon electric water heater, floor mounted under lavatory sink.

     5. Electrical. Landlord shall install electrical service as necessary for lighting, air conditioning and ventilation. Light fixtures will be hung from the structure above. 20 amp electrical utility outlets shall be installed within the demising partitions at twenty feet (20') on center, starting five feet (5') behind the front Lease Line. One (1) 20 amp. power supply in a "j -box" at the back of the bulkhead above the storefront for Tenant's sign. One (1) smoke detector shall be installed within the front portion of the Premises and connected to Landlord's smoke detection system.

     6. Air Conditioning/Smoke Control. Landlord shall design and install an Air Conditioning System to serve the Premises with chilled air. The Air Conditioning System shall consist of equipment, meters, and facilities that serve the Premises in common with other premises in the Shopping Center, as a centralized system. The Air Conditioning System shall be designed to cool air automatically and to handle a maximum of 3.85 watts per square foot of Floor Area attributable to combined loads and to maintain conditions inside the Premises as follows: 75 degrees Fahrenheit dry bulb and 50 percent relative humidity with outside conditions of 108 degrees Fahrenheit dry bulb and 73 degrees Fahrenheit wet bulb. The location, type and manufacturer of the Air Conditioning System equipment shall be at Landlord's discretion.

     To the extent required by building codes, Landlord shall design and install a Smoke Control System meeting all current codes.

     Should Tenant's interior design or use require modifications, alterations or additions to these systems, Landlord or, at Landlord's option, Tenant shall make such modifications, alterations or additions at Tenant's sole cost and expense.

     7. Storefront. Landlord shall design and construct the storefront of the Premises, including windows and entry doors, around a design theme established for the area of the mall in which the Premises is located.

     8. Sprinklers. An automatic fire sprinkler system shall be designed and installed by Landlord in accordance with Landlord's standard grid pattern, and at a height of fourteen feet (14') above finished floor, and shall include one
(1) sprinkler head per one hundred thirty (130) square feet of Floor Area of the Premises.

     9. Communications. Landlord shall install one (1) empty conduit from a central distribution point to the Premises for Tenant's use in pulling its wiring for telephone and other communications.

     C. Miscellaneous. The exterior trim and other surfaces of the mall buildings normally requiring painting shall be painted. Sidewalks adjacent to the Shopping Center shall be constructed of concrete or such other suitable material as Landlord shall select.

     II. GENERAL REQUIREMENTS

     A. Tenant Package. Tenant acknowledges receipt of the Tenant Package for the purpose of the initial construction of the Premises and/or revising, modifying, and/or altering the Vanilla Shell work as furnished by Landlord.

     B. Tenant's Plans.

     1. Prior to preparing Tenant's Plans, Tenant's architect and engineer(s) shall thoroughly familiarize themselves with, and verify by physical inspection (to the extent possible based on the then existing condition and construction of the Premises by Landlord), the accuracy of the Premises, the Tenant Package, this Exhibit C, all local building codes and all existing job conditions. Tenant's Plans and construction shall be prepared and performed with full knowledge of and in compliance with the Tenant Package, this Exhibit C and all Legal Requirements, including without limitation all energy conservation, Hazardous Materials Laws, and handicap access requirements. Tenant's Plans shall be prepared or, if permitted by law, sealed by architect(s) and engineer(s) fully qualified and licensed in the state in which the Shopping Center is located.

     2. Tenant has submitted to Landlord fully detailed and dimensioned 1/2" = 1' scale preliminary storefront signage drawings. This preliminary submittal included the following: (a) three (3) sets of prints and one (1) sepia that show storefront elevations and signage, and sections through the storefront and storefront signage, and (b) one (1) material sample and color board.

     3. No later than May 15, 1998 Tenant agrees to submit to Landlord six (6) sets of prints and one (1) sepia of fully detailed and dimensioned 1/4" = 1' scale architectural and structural construction drawings, which included the following: (a) plan views of the storefront, floor areas, and reflected ceiling; elevations of the interiors, sections through partitions and along the longitudinal axis, door, finish, and color schedules, and final design drawings for storefront signs in accordance with the Tenant Package, (b) electrical drawings including circuitry plans, revised panel schedules, riser diagrams, load calculations, and all calculations and forms required by applicable Legal Requirements, and (c) mechanical drawings, including revisions to air conditioning including design calculations, equipment schedule, and completed forms required by applicable Legal Requirements.

     C. Approval of Tenant's Plans.

     1. Tenant's Plans, and the design and quality of all work and installations undertaken by Tenant in the Premises, shall be subject to the approval of Landlord and Landlord's architect and engineers.

     2. If said plans are not approved because they do not conform to the Tenant Package, Landlord will state the reasons for nonconformance and Tenant will be given twenty (20) days to resubmit another set of plans taking into account Landlord's suggested changes. If these subsequent drawings are not approved, within ninety (90) days after full execution and delivery of this Lease by both parties, Landlord shall have no further obligation to approve said plans and Landlord shall have the right to terminate this Lease.

     3. Landlord's architect's approval of Tenant's Plans shall not create any responsibility or liability on the part of Landlord for their completeness, sufficiency, design or compliance with Legal Requirements, and shall not relieve Tenant of any of Tenant's responsibility or liability hereunder.

     4. Any changes to the approved Tenant's Plans requested by Tenant shall be subject to Landlord's approval and shall be reviewed by Landlord's architect. Tenant shall pay any additional expenses incurred in connection with such processing, including any additional fees of Landlord's architect, which costs shall be deposited by Tenant at the option of Landlord prior to the commencement of such processing.

     D. Requirements for Tenant's Improvements.

     1. Tenant's Work and all other Improvements shall be made under the supervision of a competent architect or licensed structural engineer and made in accordance with the approved Tenant's Plans. At Tenant's sole cost and expense, Landlord shall have the right, but not the obligation, to perform any work that Tenant shall have failed to construct in accordance with the approved Tenant's Plans, after ten (10) days' notice from Landlord. Tenant, at its sole cost and expense, shall be responsible for obtaining all necessary permits including building and health department permits for the performance of such work and for the payment of any impact, capacity, usage, and/or similar fee in connection with such work. Upon completion of such work, Tenant shall have recorded in the office of the County Recorder where the Shopping Center is located a Notice of Completion, as required or permitted by law, and Tenant shall deliver to Landlord, within ten (10) days after completion of said work, a copy of the final signed-off building inspection card, permit or report with respect thereto, copies of all mechanics' lien releases or other lien releases on account of Tenant's Work, notarized and unconditional, in such form as Landlord shall have approved, and the Certificate of Occupancy. All work shall be performed and completed strictly in accordance with all Legal Requirements in a good and workmanlike manner, and shall be diligently prosecuted to completion. The Premises shall at all times be a complete unit, except during the period of work, and Tenant shall perform all such work so as not to obstruct access to the premises of any other tenant in the Shopping Center as well as Landlord's contractors or subcontractors.

     2. Tenant shall not open for business in the Premises until the Premises fully and strictly comply with the approved Tenant's Plans and all Legal Requirements, in the reasonable judgment of Landlord or Landlord's architect.

     3. During the performance of Tenant's Work, Tenant shall be responsible for the removal from the Shopping Center on a daily basis of all trash, construction debris and surplus construction materials, or at Landlord's option, the placement on a daily basis of such trash, debris and/or materials in Landlord designated receptacles. All boxes and packaging must be broken down by Tenant prior to such placement.

     In the event Landlord opts, in its sole and absolute discretion, to provide trash receptacles for Tenant's use during Tenant's construction, Landlord shall cause such receptacles to be emptied and trash removed, and Tenant shall pay an amount equal to $.20 per square foot of Floor Area of the Premises to Landlord for the non-exclusive use of such receptacles.

     III. Description Of Tenant's Work

     A. General. "Tenant's Work" shall mean the purchase and/or installation of all of the Improvements described in this Section III and any other Improvements or work necessary to complete construction of Tenant's store. In addition, Tenant's Work is inclusive of Tenant's fixturization in preparing for the opening of the Premises for business. All costs of Tenant's Work shall be paid for by the Tenant regardless of whether or not Tenant actually performed the work.

     B. Ceilings. All interior finishes beyond the Landlord furnished Vanilla Shell will be installed by Tenant at its sole cost and expense. In no event shall Tenant's Work be suspended from Landlord's non-structural construction.

     C. Partitions.

     1 . Where required by Landlord, Tenant shall provide transfer air openings of equal rating as partition construction.

     2. With respect to partitions installed by Tenant, Tenant shall install type x 5/8" gypboard to the underside of the structure above or to Tenant's ceiling, if Tenant installs a ceiling. Tenant shall paint all partitions (including those furnished by Landlord).

     3. All partitions constructed by Tenant shall be constructed of non-combustible materials. Tenant is responsible for all bracing, studs and blocking as required to support wall mounted fixtures and equipment. All of Tenant's partition construction work shall be completed so as to satisfy applicable code and fire rating requirements.

     4. Tenant is responsible for repair, maintenance and replacement of exit doors as necessary after the construction of Tenant's Work is commenced in the Premises.

     5. Tenant is responsible for furnishing and installing all doors and frames including hardware within the Premises in compliance with code, except for Landlord furnished doors.

     D. Floor. Tenant shall install floor covering within the Premises, except for the one (1) restroom supplied by Landlord, if applicable, as part of the Vanilla Shell.

     E. Plumbing.

     1. Tenant shall install all plumbing required by the approved Tenant's Plans with the exception of restroom plumbing installed by Landlord as part of the Vanilla Shell.

     2. Grease traps, if required, shall be located within the Premises. Grease traps shall be required for all food preparation areas having a pot sink or any grease-producing appliances that discharge into waste system.

     F. Fire Sprinklers. At Tenant's expense, Landlord's contractor (or, at Landlord's option, Tenant's contractor) shall make such additions, modifications, or reallocations to the sprinkler system installed by Landlord, required by the design or construction of Tenant's improvements to bring the same into compliance with the requirements of Landlord's insurance underwriters and Legal Requirements. The costs of any work performed by Landlord's contractor, at Tenant's expense, shall be competitive with commensurate contractors serving the same trade area.

     G. Air Conditioning/Ventilation.

     1. Should Tenant's improvements require additional air conditioning or ventilation, Tenant shall install, at Tenant's sole cost and expense, an additional variable air volume box (if required) and a ducted distribution and return system, including thermostat, or fans and duct work for ventilation, meeting the requirements established by the calculations of the approved Tenant's Plans. Landlord, at Tenant's sole cost and expense, shall provide additional air supply to meet these requirements.

     2. Notwithstanding anything to the contrary contained in this Lease and Exhibits, if Tenant's business produces odor, fumes and/or grease or involves food preparation, at Landlord's option, Tenant shall at its sole cost and expense, design and install an independent Air Conditioning and Ventilation System designed to mitigate the problems caused by such operations. Any such Air Conditioning an Ventilation System shall be designed to cool air automatically to maintain conditions inside the Premises as follows: 75 degrees Fahrenheit dry bulb and 50 percent relative humidity with the outside conditions of 108 degrees Fahrenheit dry bulb and 73 degrees Fahrenheit wet bulb.

     H. Electrical.

     1. Should the approved Tenant's Plans require additional electrical work beyond the electrical furnished by Landlord as part of the Vanilla Shell, said work shall be performed by Tenant at Tenant's sole cost and expense.

     2. Tenant, at its sole cost and expense, shall arrange for electrical and telephone service and installation of an electrical meter through the local utility company in sufficient time to establish service prior to the date of fixturizing and initially open for business.

     I. Performance of Tenant Work by Landlord.

     The reasonable cost incurred by Landlord in performing any work or modification on behalf of Tenant or which is required as a result of Tenant's Work and/or other improvements, shall be paid for by Tenant immediately upon Tenant's receipt of an invoice.

     J. Miscellaneous.

     1. Internal communications, alarm, fire protection, or smoke detection systems, installed by Tenant, beyond that furnished by Landlord as part of the Vanilla Shell, as may be required by any Governmental Authority shall be at Tenant's sole cost and expense.

     2. Elevators, dumbwaiters, chutes, conveyors, duct shafts, pneumatic tubes and shafts, doors and other components, including electrical hook-up and service, if any, from the Tenant's electrical panel to said equipment, shall be at Tenant's sole cost and expense.

     3. Tenant's sign (s), show window display platforms, window backs, interior finish in show windows, store fixtures, and furnishings shall be at Tenant's sole cost and expense.

     4. Double-studded walls and sound insulation of the walls and ceilings, and such other sound insulation measures as required by Landlord in its reasonable discretion when, in the reasonable judgment of Landlord, Tenant's business operations create sounds or noises that may disturb Landlord, other tenants, patrons of other tenants, or the occupant of any space in the Shopping Center.

     IV. DESIGN CRITERIA.

     A. Structural. Any alterations, additions or reinforcements to Landlord's structure required to accommodate Tenant's Improvements shall be performed only with Landlord's architect's and engineer's prior written approval, at Tenant's expense. Tenant shall pay, upon receipt of invoice and without setoff or deduction, any costs associated with Landlord's consultants' review and approval of Tenant's proposed alterations, additions and/or reinforcements to Landlord's structure.

     B. Roof.

     1. There shall be no installation of radio or television antennas. Any roof-top equipment shall be subject to the prior written approval of Landlord, Landlord's architect and all appropriate Governmental Authorities. All roof penetrations (which shall include, without limitation, equipment platforms, curbs, and multiple pipe enclosures) and equipment locations required by Tenant and approved by Landlord, Landlord's architect, and said Governmental Authorities shall be at Tenant's expense and subject to the conditions of said approval. At Landlord's option, all such work shall be engineered and installed by Landlord's contractor in accordance with standard project details as provided by Landlord's architect. Any roof screens or screening devices required by Landlord, Landlord's architect, and/or said Governmental Authorities shall be designed by Landlord's architect or roofing engineer and at Landlord's option installed by Landlord's contractor at Tenant's expense. The costs of any work performed by Landlord's contractor, at Tenant's expense, shall be competitive with commensurate contractors serving the same trade area.

     2. All flashing, counter-flashing, and roofing repairs shall conform to the project roofing specifications. All such work shall be paid for by Tenant but shall be performed by Landlord's contractor. The costs of any work performed by Landlord's contractor, at Tenant's expense, shall be competitive with commensurate contractors serving the same trade area.

     C. Storefronts.

     1. Tenant shall install signage and storefront finish materials with colors and architectural embellishments complementary to Landlord's themed storefront design for the area of the Shopping Center in which the Premises is located.

     2. No storefront, part thereof, or swinging door shall project beyond the Premises Lease Line or into the Common Area, except as may be otherwise set forth in the Tenant Package.

     3. All storefront work, including sliding door tracks and housing boxes for grilles, shall be floor mounted and supported at its head section by a welded structural steel framework that shall be securely attached, suspended and braced to the existing building structure. Storefronts that project past the mall facia (bulkhead) shall be engineered and designed to be supported independently of the mall facia (bulkhead). Tenant shall pay the cost incurred by Landlord in repairing any damage done to Landlord's Work by the installation, construction, attachment or support of any part of Tenant's revised storefront.

     4. Other than windows, all storefront finish material shall be durable materials approved by Landlord's architect. Plaster, drywall, plastic laminate, and similar materials will not be permitted.

     5. All storefront construction and finish materials shall be weatherproof (if required in the Tenant Package) and resistant to wear, fading, discoloration, and decay. Any and all storefront construction and finish materials that in the sole but commercially reasonable judgment of Landlord are faded, discolored, worn or in disrepair shall be immediately, at Tenant's expense, be refinished, repaired or replaced by Tenant to Landlord's reasonable satisfaction.

     D. Floors. Tenant shall install and maintain carpeting and/or other quality flooring materials, such as concrete stain and wax, slate, stone, marble, hard wood, or terrazzo in Tenant's public areas. Vinyl composition tile, or indoor/outdoor carpeting shall not be used in Tenant's public areas. Tenant's storefront entry area and Display Zone (the term "Display Zone" means the front six feet (6') of the Premises as measured from the Lease Line) shall have hard durable flooring materials only, or such other durable materials as may be approved by Landlord's architect.

     E. Ceilings.

     1. Ceilings will be left exposed to the structure above, provided that all areas and equipment, duct work, etc. must be painted out in colors that are complimentary to the interior of the Premises. Tenant's storefront entry area and Display Zone must be non-combustible.

     2. If, subject to Landlord's approval, Tenant does install a ceiling in the Premises, Tenant shall strictly comply with specifications of the maximum ceiling height of the Premises set forth in the Tenant Package ( it is understood that Tenant will not be required by Landlord to install a ceiling). Higher ceilings may be allowed upon written approval by Landlord and/or Landlord's architect. Any relocation of or modification to structure, piping, conduits, fire sprinkler system = and/or duct work necessitated by Tenant's installation of ceilings in excess of the height limitation shall be at Tenant's expense. Access panels and/or catwalks above ceilings required to serve Tenant's sign equipment and/or Landlord's equipment shall be installed at Tenant's expense.

     F. Electrical. All fluorescent or incandescent lighting fixtures in Tenant's public areas, other than decorative fixtures, shall be recessed, if ceilings are installed. Fluorescent fixtures shall have parabolic lenses or diffusers. No acrylic lenses shall be permitted in public areas. Bare lamp fluorescent or incandescent fixtures may be used only in concealed areas and/or stock rooms. The Premises storefront entry and Display Zone shall have incandescent lighting fixtures only and such fixtures shall be decorative, recessed, or track systems unless otherwise approved by Landlord's architect.

     G. Signs. All storefront signs shall be designed strictly in accordance with the Tenant Package. Tenant acknowledges that the sign criteria have been established for mutual benefit of all tenants in the Shopping Center. Any nonconforming or unapproved signs shall be removed or brought into conformance at the expense of Tenant.

     V. TENANT'S USE OF A CONTRACTOR.

     A. Contractor Selection. Tenant may select any contractor for the construction of Tenant's Improvements provided such contractor is bondable and meets all licensing and insurance requirements established by Landlord in the Tenant Package and all Governmental Authorities. Tenant shall provide Landlord with a copy of the contract with its contractor prior to commencement of any Improvements, and Landlord shall have the right to disapprove such contractor or the contract on reasonable grounds. Tenant's contractor shall do or cause to be done all Tenant's Work except where this Exhibit C or this Lease provides for Landlord's contractor to do the same.

     B. Special Conditions. Tenant shall incorporate into the contract with its contractor the following items as "Special Conditions":

     1. Prior to commencement of Tenant's Improvements, Tenant's contractor shall provide Landlord with a construction schedule indicating the start and completion dates of all phases of Tenant's Improvements.

     2. Tenant's contractor shall diligently perform said work in a manner and at times that do not impede or delay Landlord in the completion of the Premises or any other portion of the Shopping Center. Any delays in the completion of the Premises caused by Tenant's contractor shall not relieve Tenant of any obligation under this Lease.

     3. Tenant's contractor shall be responsible for the repair, replacement or clean-up of any damage caused by Tenant's contractor to any other contractor's work in any area of the Shopping Center.

     4. Tenant's contractor shall provide written notice to Landlord's Tenant Coordinator or Landlord's Shopping Center manager of any work to be done on weekends or other than normal job hours, and Tenant agrees to pay all costs associated therewith.

     5. Tenant and Tenant's contractor shall comply with all Legal Requirements and all rules and regulations established by Landlord in the performance of Tenant's Work.

     6. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance for its contractor in accordance with the requirements set forth in this Lease.

     7. Within thirty (30) days of the scheduled grand opening of the Shopping Center, Landlord shall determine whether a barricade will be necessary to segregate the Premises from the remainder of the Shopping Center; provided, however, a barricade will only be required if Tenant is not scheduled or does not appear to be able (based on the status of Tenant's construction and as determined in Landlord's commercially reasonable judgement) to open the Premises for business on the initial grand opening date of the Shopping Center. At Landlord's option, Landlord may erect said barricade or direct Tenant to erect said barricade using the same material and with the same appearance as used by Landlord in the closure of the other tenants' premises. In the event Landlord erects the barricade, Tenant shall pay to Landlord an amount equal to Three and No/100 Dollars ($3) per square foot of the area required to be covered (i.e., the lineal width times the lineal height of the opening).

     8. Tenant's contractor or subcontractors shall not post signs on any part of the Shopping Center or the Premises.

     9. Prior to the commencement of Tenant's Improvements, Tenant shall provide Landlord with a "labor and materials payment bond" in an amount equal to one hundred percent (100%) of the aggregate price of all contracts for such work, conditioned on Tenant's payment in full of all claims of mechanics' lien claimants for such labor, services and/or materials supplied in the prosecution of such work. Said payment bond shall name Landlord as a primary obligee, shall be given by a sufficient surety that is reasonably satisfactory to Landlord, and shall be in such form as Landlord shall approve in its reasonable discretion. In addition, Tenant shall obtain, or cause its contractor to obtain, a "performance bond" covering the faithful performance of the contract for the construction of Tenant's Work. The performance bond shall be in an amount equal to the full amount of the contract price, conditioned on the contractor's faithful performance of the contract. Said performance bond shall name Landlord and Tenant as co-obligees, shall be given by a sufficient surety that is reasonably satisfactory to Landlord, and shall be in such form as Landlord shall approve in its reasonable discretion.

                                    EXHIBIT D
                              RULES AND REGULATIONS


     Tenant will deposit its trash only in the Shopping Center trash receptacles and shall participate in and comply with any reasonable procedures established by Landlord or any procedures established by (or in compliance with) a Governmental Authority for the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash.

     Tenant shall use reasonable efforts to complete, or cause to be completed, all deliveries, loading, unloading, and services to the Premises prior to 10:00 a.m. of each day. Tenant shall attempt to prevent any delivery trucks or other vehicles servicing the Premises from parking or standing in front of, or at the rear of, the Premises from 10:00 a.m. to 9:00 p.m. of each day.

     Tenant shall not display, paint or place, or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of the Shopping Center, whether belonging to Tenant, or to Tenant's agent, or to any other person, nor shall Tenant distribute, or cause to be distributed, in the Shopping Center, any handbills or other advertising devices.

     Employees of Tenant shall not park their automobiles in those automobile parking areas of the Common Area which Landlord may from time to time designate for use by patrons of the Shopping Center.

     Tenant and its employees shall park their cars only in those parking areas designated by Landlord for employee parking. Tenant shall furnish Landlord with the automobile license numbers of Tenant and Tenant's employees within fifteen
(15) days after taking possession of the Premises and shall thereafter notify Landlord of any changes thereto within five (5) days after such change occurs. If Tenant or its employees fail to park their cars in the designated parking areas, Landlord may charge Tenant Ten Dollars ($10.00) per car per day for each day or partial day that any car is parked in any area other than those designated; provided, however, Landlord agrees to give Tenant written notice of the first violation of this provision for each vehicle. Tenant shall have two
(2) days thereafter within which to correct the violation; if said violation is not corrected within said two-day period, then the aforesaid fine shall be levied and Tenant shall pay the same within ten (10) days of Landlord's request therefor. After notice of such first violation, no prior notice of any subsequent violation by the same vehicle shall be required.

     Tenant shall not display or sell merchandise, or place carts, portable signs, devices or any other objects in the Common Area and Tenant shall not solicit or distribute materials in any manner in the Common Area.

     Tenant shall utilize no medium which can be heard or experienced outside of the Premises.

     Tenant shall not erect an aerial or antenna on the roof or exterior walls of the Premises.

                                    EXHIBIT E
                          TENANT'S ESTOPPEL CERTIFICATE

               Date:                                                 , 19
               Address:

To whom it may concern:

     The undersigned, as Tenant, has entered into that certain Lease, dated 19 , with , as Landlord, for the leasing of certain Premises at the Shopping Center commonly known as .

      Tenant understands that you have offered or committed to enter into a transaction with Landlord with respect to an interest in Landlord and/or this Lease and/or the Premises and/or the realty underlying the Premises and/or a portion of or interest in the realty or improvements in the Shopping Center owned or hereafter acquired by Landlord. You have requested this Certificate from Tenant as a condition precedent to consummation of one of the following transactions: sale, purchase, exchange, transfer, assignment, lease, conveyance, encumbrance, pledge, mortgage or hypothecation.

      In accordance with the terms of the Lease, Tenant ratifies the Lease and certifies that:

     (1) The undersigned has accepted the Premises and entered into occupancy (i.e. accepted possession) of the Premises described in said Lease on , 19 ;

     (2) The undersigned is presently open and conducting business with the public in the Premises;

     (3) The current Minimum Annual Rent in the annual amount of $ and Exhibit C Rent in the annual amount of $ were payable from , 19 ;

     (4) Said Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement[s] dated ), and, to Tenant's knowledge, neither party thereto is in default thereunder;

     (5) The Lease represents the entire agreement between the parties as to the terms, covenants and conditions respecting the leasing of the Premises;;

     (6) The Lease Term expires on , 19 ; --------------------------- -----

     (7) All conditions under said Lease to be performed by Landlord have been satisfied, including, without limitation, all co-tenancy requirements thereunder except: ;

     (8) All required contributions by Landlord to Tenant on account of Tenant's improvements have been received;

     (9) On this date there are no existing defenses, offsets, counterclaims or deductions against rental that the undersigned has against the enforcement of said Lease by Landlord except: ;


     (10) No rental has been paid more than one (1) month in advance and no security (other than a security deposit in the amount of $ ) has been deposited with Landlord; and

     (11) The Minimum Annual Rent through , 19 , has been paid.

     (12) The operation and use of the Premises does not involve the generation, treatment, transportation, storage, disposal or release of Hazardous Material(s) or solid waste into the environment and that the Premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes.

Very truly yours,
(Tenant)
By:
Title:

                                    EXHIBIT F
                         MECHANICAL/ELECTRICAL SCHEDULE

      1. Tenant Name                                                                   Space No.
      2. Tenant Drawing Nos.                            Mechanical                     Electrical
      3. Floor Area (Sq. Ft.)
      4. Electrical Load Breakdown
           a.   Lighting                                                               Watts
                                                                       ---------------
           b.   Sign(s)                                                                Watts
                                                                       ---------------
           c.   Appliances                                                             Watts
                                                                       ---------------
           d.   Receptacles                                                            Watts
                                                                       ---------------
           e.   Equipment                                                              Watts
                                                                       ---------------
           f.   Electric Water Heater                                                  Watts
                                                                       ---------------
           g.   Electric Heater                                                        Watts
                                                                       ---------------
           h.   Miscellaneous                                                          Watts
                                                                       ---------------
      5.   Total Connected Electrical Load                                Watts:         Watts/Sq.Ft. of Floor

      6.   Tenant Calculated Design Heating Load                                         BTUH
                                                                                      --
      7.   Tenant Calculated Design Cooling Load                                         BTUH
                                                                                      --
      8.   Tenant Calculated Design Air Supply                                           CFM (per Tenant plans)
                                                                                      --
      9.   Landlord Allotted Air Supply                                                CFM
                                                                       ---------------
     10.   Additional Air Supply Required                                              CFM
     11.   Variable Volume Air Terminal Units
           a.   Air CFM Max
           b.   Inlet/Outlet Sizes
     12.   Chilled Water Air Handler Units
           a.   Max GPM
     13.   Toilet Exhaust                       CFM
     14.   Special Exhaust/Make-up System(s) Data
           (Use, CFM, HP, Method of Operation, Etc.)



     15.   Air Conditioning Unit Data (if Tenant is installing its own system.)
           a.   Make                           b.  Model #                            c.  CFM




                                    EXHIBIT G
                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

TENANT ENTITY:               TOYS INTERNATIONAL
TENANT NAME (dba):                  TOY CO.
SPACE NO:                    1-A-320

     THIS AGREEMENT is made as of the day of , 19 , by and among PNC BANK, NATIONAL ASSOCIATION, a banking association, having an office at One PNC Plaza, 19th Floor, P1-POPP-19-2, Pittsburgh, PA 15222-2702 (the "Lender"), FASHION OUTLET OF LAS VEGAS ASSOCIATES, a Nevada general partnership, having an office at 4350 La Jolla Village Drive, Suite 400, San Diego, CA 92122-1233 (the "Landlord"), and TOYS INTERNATIONAL, a California corporation, having an office at 550 Rancheros Drive, San Marcos, CA 92069 (the "Tenant").


                                   WITNESSETH:

       WHEREAS, Lender has made or intends to make a loan or loans (the "Loan") to or for the benefit of Landlord secured, inter alia, by a mortgage or deed of trust granted by Landlord to Lender (such mortgage or deed of trust and all amendments, renewals, modifications, replacements, increases, supplements, consolidations and extensions thereof being hereinafter collectively referred to as the "Mortgage") upon certain real property described in Exhibit A hereto (said real property, together with all improvements now or hereinafter located thereon, hereinafter called the "Property"); and

       WHEREAS, Landlord and Tenant have entered into that certain lease agreement, dated as of _______________________, 19 ___ (the "Lease"), with respect to certain premises (the "Premises") which are part of the Property; and

       WHEREAS, pursuant to the Mortgage and documents related thereto, Landlord has assigned or is to assign, inter alia, all of its right, title and interest in the Lease and the rents payable thereunder to Lender as security for the performance of its obligations made in connection with the Loan.

       NOW, THEREFORE, intending to be legally bound hereby, in consideration of the mutual promises and covenants of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

       1. The Lease, including any option to purchase, right of first refusal or the like, is and shall at all times hereafter be subject and subordinate in all respects to the Mortgage and, unless the holders thereof shall otherwise elect, to all future mortgages, deeds of trust and security instruments of the type referred to in paragraph 13 hereof. Such subordination shall be effective as though the Lease shall have been executed after the execution of the Mortgage and such other mortgages, deeds of trust and security instruments and the due and proper recordation thereof in all appropriate offices and indexes.

       2. If Landlord shall default in any of Landlord's obligations under the Lease beyond any cure period, then Tenant shall give prompt written notice thereof to Lender. Tenant shall take no action as a result of such default and shall continue to perform all terms of the Lease as though such default shall not have occurred, until the applicable grace period provided to Lender in this paragraph 2 shall have expired. Lender shall have the right to cure any default by Landlord under the Lease until the later of (a) thirty (30) days after the expiration of any grace period available to Landlord under the Lease, or (b) sixty (60) days after Lender shall have received written notice from Tenant of such default, provided that, if such default is not capable of being cured by Lender within such period, Lender shall have such additional period of time as may be required within which to cure such default so long as Lender diligently proceeds with efforts to cure such default. Lender shall have the right, but not the obligation, to remedy or cure such default, and in no event shall this Agreement be construed as expanding the rights or remedies of Tenant upon the occurrence of a default under the Lease.

     3. So long as Tenant is not in default in the payment of rent, additional rent or other sums or changes now or hereafter payable under the Lease (collectively, the "Rent") or in the performance of any of the terms, covenants or conditions of the Lease, Tenant, subject to the other provisions of this Agreement, shall not, by reason of foreclosure of the Mortgage, acceptance of a deed in lieu of foreclosure or the exercise of any remedy provided in the Mortgage, be disturbed in Tenant's occupancy of the Premises during the term of the Lease or any extension thereof set forth in the Lease.

     4. If Lender, prior to its acquisition of Landlord's title to the Property, shall at any time exercise a right to receive the Rent, Lender shall not thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions or agreements of Landlord under the Lease. Landlord and Tenant agree with Lender that Tenant shall pay the Rent directly to Lender upon Tenant's receipt of written notice from Lender of the exercise of such rights and Landlord hereby irrevocably authorizes and directs Tenant to make all such payments to Lender.

     5. Tenant shall attorn to and recognize as Tenant's landlord any purchaser at a foreclosure or judicial sale relating to the Mortgage or debt secured thereby or any transferee by deed or assignment in lieu thereof (any such party, and its successors and assigns, hereinafter called a "Successor Landlord"). Without further evidence of such attornment and recognition, Tenant shall be bound by and comply with all the terms, provisions, covenants and obligations contained in the Lease on its part to be performed. Notwithstanding anything to the contrary contained in this Agreement or any other instrument (including, without limitation, the Lease), neither Lender nor any Successor Landlord shall have any obligation whatsoever to complete any improvements or any work or restoration otherwise to be performed under the Lease or to reimburse or otherwise credit Tenant or any other party for any costs thereof, provided that, if a Successor Landlord or its successor or assign shall elect not to complete or restore the shopping center on the Property, as contemplated by the Lease, then Tenant shall have the right to terminate the Lease as its sole remedy against the Successor Landlord and its successors and assigns.

     6. Notwithstanding any provision of the Lease to the contrary, no notice of default by Tenant to Landlord under the Lease shall be deemed effectively given to Landlord unless and until Tenant shall also have given the same such notice (including all documents accompanying or required to accompany the same) to Lender in accordance with paragraph 12 below.

     7. In addition to, and not in lieu of all the provisions of this Agreement, neither Lender nor any Successor Landlord nor any of their respective successors or assigns shall in any way or to any extent:

     (a) be liable for, nor shall Tenant have any right to terminate the Lease or to exercise any other right or remedy against Lender or any Successor Landlord by reason of, any act or omission of any prior landlord (including Landlord) in contravention of any provision of the Lease;

     (b) be subject to any offsets, claims or defenses which Tenant might have against any prior landlord (including Landlord);

     (c) be bound by any Rent which  Tenant might have paid for more than thirty
(30) days in advance to any prior landlord (including Landlord); and

     (d) be in any way responsible for any deposit or security which was or shall have been delivered to any prior landlord (including Landlord) but which was not or shall not have been subsequently delivered to Lender or such other person or entity, as the case may be.

     In any such event, Tenant shall nonetheless continue to observe and perform all terms, covenants and provisions of the Lease on its part to be performed.

     8. In the event of a default under the Lease by any Successor Landlord or by any of its successors or assigns, Tenant shall have no recourse to any assets of such Successor Landlord or of its successors or assigns, other than its interest in the Property.

     9. Tenant, in order to induce Lender to enter into this Agreement, hereby affirms that:

     (a) Exhibit B is a full, true and complete copy of the Lease, including all amendments and addenda thereto, and Tenant has no other rights with respect to the Premises or the Property or any portion thereof;

     (b) The Lease is in full force and effect and has not been modified or amended (except as may be herein set forth), and no option, if any, to extend the term of the Lease or to expand or contract the area of the Premises has been exercised;

     (c) Tenant has not assigned its interest in the Lease or sublet any of the Premises;

     (d) Intentionally omitted.

     (e) To the best of Tenant's knowledge and belief, Landlord is not in default under any of Landlord's obligations under the Lease;

     (f) Tenant has no right of offset or defense against any Rent or other obligation under the Lease;

     (g) The Lease was duly authorized by Tenant and constitutes the valid and binding obligation of Tenant enforceable in accordance with its provisions;

     (h) Tenant has not prepaid any Rent under the Lease other than for the current month.

     10. Tenant agrees to execute such other documents as Lender may deem reasonably necessary to subordinate the Lease to the lien of the Mortgage and to confirm the other matters contained herein. Tenant further agrees with Lender that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Lender's written consent.

     11. Unless the terms of this Agreement shall require actual delivery, all notices, demands or requests, and responses thereto, required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent by certified or registered mail, postage prepaid, return receipt requested or recognized overnight delivery service, and addressed to the party at the address set forth above or at such other place as such party or successor or assign may from time to time designate in a notice to the other parties. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent.

     12. This Agreement shall be binding upon and inure to the parties and their respective heirs, successors and assigns. Landlord and Tenant acknowledge and agree that, at the election of any subsequent mortgagee, beneficiary of a deed of trust or holder of other security instrument with respect to the Property or any part thereof the proceeds of whose loan are used in whole or in part to refinance the Loan, this Agreement shall also inure to the benefit of such mortgagee, beneficiary or holder. In such event, all references herein to Lender shall also refer to such mortgagee, beneficiary or holder, and all references to the Mortgage shall also refer to such mortgage, deed of trust or security instrument. Landlord and Tenant agree to execute such documents as any such mortgagee, beneficiary or holder may reasonably request to confirm the provisions of this Agreement.

     13. This Agreement may not be changed, amended or modified in any manner other than by an agreement in writing specifically referring to this Agreement and executed by the parties hereto.

     14. This  Agreement  may be executed in  counterparts.  If any provision of this Agreement shall be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     15. This Agreement shall be of no further force or effect upon the expiration or earlier termination of the Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

     TOYS INTERNATIONAL, a California corporation

By:
Name:
(Type or Print Name)
Title:
By:
Name:
(Type or Print Name)
Title:
TENANT


FASHION OUTLET OF LAS VEGAS ASSOCIATES,
a Nevada general partnership

By: TrizecHahn Factory Shops Inc.,
a Delaware corporation,
as managing general partner

By: TrizecHahn Centers Management Inc.,
a California corporation,
as its attorney-in-fact

By:
Name:
Title:

By:
Name:
Title:
LANDLORD


PNC BANK, NATIONAL ASSOCIATION

_______________________ By:
Typed Name:
Typed Title:
LENDER

State of
County of )


     On , before me (here insert name and title of the officer), personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

       WITNESS my hand and official seal.
Signature (Seal)


State of                                )ss.
County of                               )


     On , before me (here insert name and title of the officer), personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

       WITNESS my hand and official seal.
Signature (Seal)


STATE OF
COUNTY OF


     On this day of ________________, 19 ____, before me, a notary public, personally appeared , who acknowledged himself to be the of , a , and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such entity by himself as such officer. ---------------------------------------------

       IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                     Notary Public
                                                     My commission expires:

                                    EXHIBIT H
                                GUARANTY OF LEASE


WHEREAS, a certain Lease, more fully described below, has been or will be executed:

                  a.       Name of Shopping Center:           FASHION OUTLET AT LAS VEGAS

                  b.       Landlord:                          FASHION OUTLET AT LAS VEGAS,
                                                              a Nevada general partnership

                  c.       Tenant:                            TOYS INTERNATIONAL,
                                                              a California corporation

                  d.       Premises Address:                  Space No. 1-A-320


         WHEREAS, the Landlord under said Lease requires as a condition to its execution of said Lease that the undersigned (herein referred to as "Guarantor") guarantee the full performance of the obligations of Tenant under said Lease.

         WHEREAS, the undersigned is desirous that Landlord enter into said Lease with Tenant.

         NOW, THEREFORE, in consideration of the execution of said Lease by Landlord, Guarantor hereby unconditionally guarantees the complete and timely performance of each and all of the terms, covenants and conditions of said Lease to be kept and performed by said Tenant, including the payment of all rentals and other charges to accrue thereunder. Guarantor further agrees as follows:

     1. That this Guaranty shall continue in favor of Landlord notwithstanding any extension, modification, or alteration of said Lease entered into by and between the parties thereto, or their successors or assigns, notwithstanding any assignment of said Lease, with or without the consent of Landlord, and no extension, modification, alteration or assignment of the above-referred to Lease shall in any manner release or discharge Guarantor and it does hereby consent thereto;

     2. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee to Tenant;

     3. Landlord may, without notice, assign this Guaranty in whole or in part and no assignment or transfer of the Lease shall operate to extinguish or diminish the liability of Guarantor hereunder;

     4. The liability of Guarantor under this Guaranty shall be primary and, in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against the undersigned without having commenced any action or obtained any judgment against Tenant;

     5. Guarantor shall pay Landlord's reasonable attorney fees and all costs and other expenses incurred in any negotiations, action or proceeding commenced to enforce this Guaranty;

     6. Guarantor hereby waives notice of any demand by Landlord as well as of any notice of Tenant's default in the payment of rent or any other amounts contained or reserved in the Lease;

     7. Guarantor hereby consents to personal jurisdiction and venue in the state and judicial district in which the Shopping Center is located; and

     8. The person or persons executing this Guaranty of Lease on behalf of Guarantor represent, covenant, and warrant to Landlord as of the Effective Date that the signatories signing on behalf of Guarantor have the requisite authority to bind Guarantor. Further, if the Guarantor is a corporation, Guarantor represents, covenants, and warrants to Landlord that: (a) as of the Effective Date, Guarantor is a duly constituted corporation in good standing and qualified to do business in the state where the Shopping Center is located, (b) Guarantor has paid all applicable franchise and corporate taxes, and (c) Guarantor will file when due all forms, reports, fees, and other documents necessary to comply with applicable laws.

     The use of the singular herein shall include the plural. The obligation of two (2) or more parties shall be joint and several. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties herein named.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty of Lease to be executed as of the Effective Date of the above-mentioned Lease.


                                    PLAY CO. TOYS & ENTERTAINMENT CORP.,
                                    a Delaware corporation

                                    By:
                    Name:
                                            (Type or Print Name)
                                    Title:
                                    By:
                    Name:
                                            (Type or Print Name)
                                    Title:
                                    GUARANTOR

                                    ADDRESS:       550 Rancheros Drive
                                                   San Marcos, CA 92069








(PLEASE NOTARIZE DOCUMENT BY COMPLETING THE ATTACHED ACKNOWLEDGMENT)

                                 ACKNOWLEDGMENT



State of                                                               )ss.
County of                       )

     On , before me (here insert name and title of the officer), personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


       WITNESS my hand and official seal.

Signature (Seal)



State of                                                               )ss.
County of                       )

     On , before me (here insert name and title of the officer), personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


       WITNESS my hand and official seal.

Signature (Seal)